Exhibit 10.11

THE LINCOLN ELECTRIC COMPANY
EMPLOYEE SAVINGS PLAN

As Amended and Restated Effective January 1, 2017

- i -

Page

ARTICLE I -	DEFINITIONS AND CONSTRUCTION	1
1.1	Definitions	1
(1)	Account and Sub-Account	1
(2)	Administrative Committee or Committee	1
(3)	Administrator or Plan Administrator	1
(4)	Automatic Salary Reduction Agreement	1
(5)	Base Compensation	1
(6)	Before-Tax Contributions	1
(7)	Beneficiary	2
(8)	Board	2
(9)	Bonus Compensation	2
(10)	Break in Service and 1-Year Break in Service	2
(11)	Code	3
(12)	Company	3
(13)	Compensation	3
(14)	Controlled Group	3
(15)	Controlled Group Member	3
(16)	Covered Employee	3
(17)	Death Beneficiary	4
(18)	Disability	4
(19)	Eligible Employee	5
(20)	Eligible Rollover Distribution	5
(21)	Employee	5
(22)	Employer	6
(23)	Employer Contributions	6
(24)	Employment	6
(25)	Employment Commencement Date	6
(26)	Employment Severance and Employment Severance Date	7
(27)	Enrollment Date	7
(28)	ERISA	7
(29)	ESOP	7
(30)	Former Weartech Plan Participant	7
(31)	FSP Compensation	7
(32)	FSP Contributions	8
(33)	FSP Participant	8
(34)	FSP Plus Contributions	8
(35)	FSP Plus Participant	8
(36)	Fiduciary	8
(37)	Hardship	9
(38)	Highly Compensated Employee	9
(39)	Holdings Stock	10
(40)	Holdings Stock Fund	10
(41)	Hour of Service	10

(continued)
Page

(42)	Instrument of Adoption	11
(43)	Investment Committee	11
(44)	Investment Funds	11
(45)	Matching Contribution Participant	11
(46)	Matching Employer Contributions	11
(47)	Matching Employer Percentage	11
(48)	Member	12
(49)	Named Fiduciaries	12
(50)	Nonelective Contribution Participant	12
(51)	Nonelective Employer Contributions	12
(52)	Normal Retirement Date	12
(53)	Plan	12
(54)	Plan Year	12
(55)	Prior ESOP Contributions	12
(56)	Qualified Nonelective Contributions	12
(57)	Reemployment Commencement Date	13
(58)	Retirement Annuity Program	13
(59)	Retirement Choice	13
(60)	Rollover Contributions	13
(61)	Salary Reduction Agreement	13
(62)	Self-Directed Investment Account	13
(63)	Spouse	14
(64)	Transitional Contribution Participant	14
(65)	Transitional Employer Contributions	14
(66)	Trust	14
(67)	Trust Agreement	14
(68)	Trustee	14
(69)	Trust Fund	14
(70)	Valuation Date	14
(71)	Vested Interest	14
(72)	Vesting Service	16
(73)	Weartech Plan	17
(74)	Weartech Prior Matching Contributions	17
(75)	Year of Eligibility Service	17
(76)	Year of Vesting Service	18
1.2	Construction	18
ARTICLE II -	ELIGIBILITY AND MEMBERSHIP	20
2.1	Eligible Employees	20
2.2	Commencement of Membership	20
2.3	Enrollment Pursuant to an Automatic Salary Reduction Agreement	22
2.4	Duration of Membership	23
2.5	FSP Participation	23
2.6	FSP Plus Participation	24

(continued)
Page

(continued)
Page

(continued)
Page

THE LINCOLN ELECTRIC COMPANY
EMPLOYEE SAVINGS PLAN

The Lincoln Electric Company, an Ohio corporation, hereby amends and restates this profit sharing plan known as The Lincoln Electric Company Employee Savings Plan (the “Plan”), effective as of January 1, 2017. The Plan was originally effective as of November 1, 1994.
Plan History
The Lincoln Electric Company previously sponsored The Lincoln Electric Company Employee Stock Ownership Plan (the “Frozen Plan”). On July 1, 1997, the Frozen Plan was merged into the Plan and all participant accounts in the Frozen Plan were transferred to the Plan. These assets are reflected in the Prior ESOP Contributions account under the Plan.
Effective December 20, 2001, the Plan was amended to provide that the Holdings Stock Fund is intended to be a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of sections 401(a), 409(e), (h) and (o), and 4975(e)(7) of the Code. Notwithstanding the foregoing, the Prior ESOP Contributions Sub-Accounts held under the Plan will continue to reflect only amounts relating to the Frozen Plan.
Effective as of August 29, 2016, pursuant to an Instrument of Merger entered into by The Lincoln Electric Company and Weartech International, Inc., the Weartech International, Inc. 401(k) Plan (the “Weartech Plan”) was merged with and into the Plan and all accounts held under the Weartech Plan were transferred to the Plan.

ARTICLE I -DEFINITIONS AND CONSTRUCTION

1.1    Definitions. The following terms when used in the Plan and the Trust Agreement with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings:
(1)    Account and Sub-Account: See Section 5.2.
(2)    Administrative Committee or Committee: The committee provided for in Section 8.1, which shall have the functions and duties specified in Section 8.5.
(3)    Administrator or Plan Administrator: The Administrator of the Plan, as defined in section 3(16)(A) of ERISA and section 414(g) of the Code, shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided.
(4)    Automatic Salary Reduction Agreement: An arrangement under the Plan which an Employee is deemed to have entered into and pursuant to which the Employee is deemed to have agreed to reduce, or forgo an increase in, his Base Compensation and his Employer agrees to contribute to the Trust the amount so reduced or foregone as a Before-Tax Contribution.
(5)    Base Compensation: The regular salary and/or wages and overtime, commissions, vacation pay, shift and incentive premiums and regular pay adjustments paid to an Employee by the Employers, specifically excluding, however, Bonus Compensation, reimbursed expenses and other special payments. Unless otherwise indicated herein, an Employee’s Base Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement or an Automatic Salary Reduction Agreement, as applicable, under the Plan, pursuant to any agreement under section 125 of the Code or as a result of “deemed 125 compensation” within the meaning of Revenue Ruling 2002-27. Effective as of January 1, 2009, the term “Base Compensation” shall not include any differential wage payments (within the meaning of section 3401(h)(2) of the Code) made to an Employee by the Employers.
(6)    Before-Tax Contributions: The contributions made pursuant to Section 3.1 of the Plan and elective deferral contributions made to the Weartech Plan on behalf of Former Weartech Plan Participants. Except as otherwise specifically provided in the Plan, the term “Before-Tax

Contributions” when used herein shall include all Catch-Up Before-Tax Contributions, as defined in Section 3.11.
(7)    Beneficiary: A Member’s Death Beneficiary or any other person who, after the death of a Member, is entitled to receive any benefit payable with respect to such Member.
(8)    Board: The Board of Directors of the Company.
(9)    Bonus Compensation: Bonuses paid to an Employee by the Employers in connection with an Employer’s or the Employers’ regular incentive compensation program, excluding special payments such as signing bonuses, retention bonuses and other similar payments. Unless otherwise indicated herein, an Employee’s Bonus Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan, pursuant to any agreement under section 125 of the Code or as a result of “deemed 125 compensation” within the meaning of Revenue Ruling 2002-27.
(10)    Break in Service and 1-Year Break in Service: An Employee incurs a Break in Service on his Employment Severance Date and a 1‑Year Break in Service if he fails to perform an Hour of Service for a Controlled Group Member during the 12‑month period beginning on such Employment Severance Date; provided, however, that an Employee whose Employment Severance occurs by reason of his resignation, retirement or discharge shall not incur a Break in Service (or a 1‑Year Break in Service) if during the 12‑month period commencing with his Employment Severance Date (or, if such Employment Severance occurs during a period of absence referred to in Section 1.1(26)(b), during the 12 month period commencing with the first day of such period of absence) he performs an Hour of Service for a Controlled Group Member. If an Employee is absent from work (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (d) for purposes of caring for a child for a period beginning immediately following the birth or placement of such child, such Employee shall not, solely by reason of such absence, be considered to have incurred a Break in Service until the expiration of the consecutive 24‑month period commencing on the first day of such absence and shall incur a 1‑Year Break in Service if he does not perform an Hour of Service during the 12‑month period immediately following such 24‑month period. With respect to a Former Weartech Plan

Participant, for periods prior to August 29, 2016, the term “Break in Service” shall mean “Break in Vesting Service” (as defined in the Weartech Plan).
(11)    Code: The Internal Revenue Code of 1986, as it has been and may be amended from time to time.
(12)    Company: The Lincoln Electric Company, an Ohio corporation.
(13)    Compensation:
(a)    The total Base Compensation and Bonus Compensation paid to an Employee by the Employers.
(b)    Effective as of January 1, 2002, notwithstanding the foregoing, Compensation of an Employee taken into account for any purpose for any Plan Year shall not exceed $200,000 (as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code).
(14)    Controlled Group: The Employers and any and all other corporations, trades and/or businesses, the employees of which together with Employees of an Employer are required by section 414 of the Code to be treated as if they were employed by a single employer.
(15)    Controlled Group Member: Each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member of the Controlled Group.
(16)    Covered Employee: An Employee of an Employer, excluding, however, (a) any “leased employee” (as defined in Section 1.1(20)) of such Employer, (b) prior to July 1, 1995, any Employees of the Harris Calorific Division of the Company, (c) any Employees of J.W. Harris Co., Inc. other than Employees of its Harris Products Group employed at its Gainesville location (formerly the Harris Calorific Division of J.W. Harris Co., Inc.) and (d) any Disabled Employee. Notwithstanding the preceding provisions of this Section 1.1(16) or any other provision of the Plan to the contrary, (i) no Employee of Smart Force, LLC or of the Harris Products Group of J.W. Harris Co., Inc. employed at its Gainesville location (formerly the Harris Calorific Division of J.W. Harris Co., Inc.), whose Employment Commencement Date, Reemployment Commencement Date or date of transfer to such company or location occurs on or after May 1, 2007 shall be a “Covered Employee” under the Plan for any period of time on or after such Employment Commencement Date, Reemployment Commencement Date or date of transfer, (ii) no Employee of Smart Force, LLC or of the Harris Products Group of J.W. Harris Co., Inc. employed at its Gainesville location (formerly the Harris Calorific Division of J.W. Harris Co., Inc.), who made an irrevocable election, pursuant to the retirement choice provided by J.W. Harris Co., Inc. in 2007, to become eligible to participate in the J.W. Harris Co., Inc. Profit Sharing/401(k) Plan effective as of January 1, 2008, shall be a “Covered Employee” under the Plan for any period of time on or after January 1, 2008, and (iii) no Employee of the Seal Seat division of Lincoln Global, Inc. whose Employment Commencement Date, Reemployment Commencement Date or date of transfer to such company or location occurs on or after May 1, 2013 shall be a “Covered Employee” under the Plan for any period of time on or after such Employment Commencement Date, Reemployment Commencement Date or date of transfer.
(17)    Death Beneficiary: A Member’s Spouse or, if he has no Spouse or if his Spouse consents (in the manner hereinafter described in this Subsection) to the designation hereinafter provided for in this Subsection, such person or persons other than, or in addition to, his Spouse as may be designated by a Member as his Death Beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Committee) that is signed by the Member, that, if he has a Spouse, includes his Spouse’s written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Member’s sole Death Beneficiary), and that is filed with the Committee before the Member’s death. A Spouse’s consent required by this Subsection shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by any person designated by the Committee as a Plan representative or by a notary public and shall be effective only with respect to such Spouse. At any time when all the persons designated by the Member as his Death Beneficiary have ceased to exist or if the Member has not made an effective Death Beneficiary designation pursuant to this Subsection, his Death Beneficiary shall be his Spouse or, if he does not then have a Spouse, his estate.
(18)    Disability: In the case of a Member who is a Former Weartech Plan Participant, Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence satisfactory to the Administrative

Committee. In the case of all other Members, a Member shall be considered to have incurred a Disability if he is eligible for and receives disability insurance benefits under the Federal Social Security Act. A Former Weartech Plan Participant who is eligible for and receives disability insurance benefits under the Federal Social Security Act shall be deemed to have incurred a Disability. A Member who incurs a Disability is “Disabled”.
(19)    Eligible Employee: An Employee who is eligible to have his Employer make Before-Tax Contributions for him to the Trust as provided in Article II of the Plan.
(20)    Eligible Rollover Distribution: Any distribution of all or any portion of the balance to the credit of the distributee, except (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more, (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (c) the portion of any distribution that consists of after-tax employee contributions or contributions made to a designated Roth account (as defined in section 402A of the Code), (d) any distribution that is made upon hardship of the Employee and (e) such other amounts specified in Treasury regulations or Internal Revenue Service rulings, notices or announcements issued under section 402(c) of the Code.
(21)    Employee: An employee of a Controlled Group Member and, to the extent required by section 414(n) of the Code, any person who is a “leased employee” of a Controlled Group Member. For purposes of this Subsection, a “leased employee” means any person who, pursuant to an agreement between a Controlled Group Member and any other person (“leasing organization”), has performed services for the Controlled Group Member on a substantially full‑time basis for a period of at least one year, and such services are performed under the primary direction and control of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization that are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than 20 percent of the Controlled Group Member’s nonhighly compensated work force (within the meaning of section 414(n)(5)(C)(ii) of the Code) and (b) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of compensation (including amounts contributed pursuant to a salary reduction agreement that are excludable from the leased employee’s gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code), (ii) immediate participation, and (iii) full and immediate vesting. The term “Employee” shall not include (a) any person rendering services solely as a director, (b) any person who is classified by the Employer or a Controlled Group Member as an independent contractor, or (c) any person who is a nonresident alien and who receives no earned income (within the meaning of section 911(b) of the Code) from the Employer or a Controlled Group Member that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).
(22)    Employer: The Company and any other Controlled Group Member adopting the Plan pursuant to Article XII.
(23)    Employer Contributions: Matching Employer Contributions as described in Section 4.1 (and in any Instrument of Adoption), Qualified Nonelective Contributions as described in Section 4.4, Nonelective Employer Contributions as described in Section 4.6, Transitional Employer Contributions as described in Section 4.8, FSP Contributions as described in Section 4.13 and FSP Plus Contributions as described in Section 4.15.
(24)    Employment: An Employee’s Employment shall equal the total aggregate periods of his regular, full-time employment with an Employer. Periods of Employment are aggregated on the basis that one calendar month of Employment equals one month and each additional 30 days of Employment equals one month. Notwithstanding the foregoing, periods of employment with Vernon Tool Co., LTD prior to November 30, 2007, shall not be treated as Employment for any purpose under the Plan. Further notwithstanding the foregoing, (a) in the case of an Employee of Kaliburn, Inc. Employment shall include periods of employment with ITT Corporation prior to November 14, 2012, provided that such Employee was an “Employee” (as defined in the Plan) on November 14, 2012, and (b) in the case of a Former Weartech Plan Participant who is an Employee on August 29, 2016, Employment shall include periods of regular, full-time employment with Weartech International, Inc. prior to August 29, 2016.
(25)    Employment Commencement Date: The date on which an Employee first performs an Hour of Service for a Controlled Group Member.

(26)    Employment Severance and Employment Severance Date: An Employment Severance occurs on the earlier of (a) the date on which an Employee’s employment with the Controlled Group is terminated because of death, resignation, retirement or discharge or (b) the first anniversary of the first day of a period in which the Employee remains absent from employment (with or without pay) with the Controlled Group for any reason other than death, resignation, retirement or discharge; and the date on which an Employee’s Employment Severance occurs shall be referred to as his Employment Severance Date.
(27)    Enrollment Date: The first day of each month; provided, however, that in any case where pursuant to Section 3.1(1) the Administrative Committee has provided for separate elections to reduce Base Compensation and Bonus Compensation, “Enrollment Date” with respect to Bonus Compensation shall mean the date designated by the Administrative Committee, which date shall not be later than the day before the date that such Bonus Compensation is determined.
(28)    ERISA: The Employee Retirement Income Security Act of 1974, as amended.
(29)    ESOP: The Holdings Stock Fund which is intended to be a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of sections 401(a), 409(e), (h) and (o), and 4975(e)(7) of the Code.
(30)    Former Weartech Plan Participant: Any person who immediately prior to the effective time of the merger of the Weartech Plan into this Plan had amounts held on his behalf in one or more accounts maintained under the Weartech Plan.
(31)    FSP Compensation: For a Plan Year commencing prior to January 1, 2017, the regular salary and/or wages, including overtime, vacation pay, shift and incentive premiums and regular pay adjustments but excluding commissions and Bonus Compensation, received by an FSP Participant or an FSP Plus Participant from the Employer during the Plan Year while an FSP Participant or an FSP Plus Participant, as applicable, provided, however, that for the initial Plan Year that an Employee first becomes either an FSP Participant or an FSP Plus Participant (excluding an Employee who first becomes an FSP Participant on July 16, 2006), FSP Compensation shall be deemed to include the regular salary and/or wages, including overtime, vacation pay, shift and incentive premiums and regular pay adjustments but excluding commissions and Bonus Compensation, received by the Employee from the Employer for the two calendar months preceding the date that he became an FSP Participant or FSP Plus Participant; and, provided, further, however, that for the Plan Year commencing January 1, 2016, FSP Compensation shall be deemed to include any regular salary and/or wages, including overtime, vacation pay, shift and incentive premiums and regular pay adjustments but excluding commissions and Bonus Compensation, received by the Employee from the Employer in January of 2017 that was earned prior to January 1, 2017 while the Employee was an FSP Participant or an FSP Plus Participant, as applicable. Notwithstanding the foregoing, (a) FSP Compensation shall not include any amounts received from J.W. Harris Co., Inc. (or prior to May 1, 2006, Harris Calorific, Inc.), Lincoln Global, Inc., Torchmate, Inc., Smart Force, LLC (or prior to January 1, 1999, the Harris Calorific Division or the Seal Seat Division of the Company) or Easom Automation Systems, Inc., provided, however, that FSP Compensation shall include amounts received from Lincoln Global, Inc. that are earned prior to January 1, 2017 by an FSP Participant or an FSP Plus Participant who continues to be treated as an Employee of the Company, as provided in the Plan as in effect prior to January 1, 2017, (b) FSP Compensation shall not include any amounts received from Kaliburn, Inc. for periods prior to January 1, 2013 or after December 31, 2016, and (c) FSP Compensation of an Employee taken into account for any purpose under the Plan for any Plan Year shall not exceed $200,000 (as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code). Effective as of January 1, 2009 and prior to January 1, 2017, the term “FSP Compensation” shall not include any differential wage payments (within the meaning of section 3401(h)(2) of the Code) received by an FSP Participant or an FSP Plus Participant from the Employer.
(32)    FSP Contributions: Employer Contributions described in Section 4.13.
(33)    FSP Participant: An Employee who prior to January 1, 2017 was an “FSP Participant” as such term was defined under the Plan as in effect prior to January 1, 2017.
(34)    FSP Plus Contributions: Employer Contributions described in Section 4.15.
(35)    FSP Plus Participant: An Employee who prior to January 1, 2017 was an “FSP Plus Participant” as such term was defined under the Plan as in effect prior to January 1, 2017.
(36)    Fiduciary: Any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of the Trust Fund, (b) renders investment advice for fee or other compensation, direct or indirect, with respect to the Trust Fund, or has authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan or the Trust Fund. The term “Fiduciary” shall also include any person to whom a Named Fiduciary delegates any of its or his fiduciary responsibilities hereunder in accordance with the provisions of the Plan or Trust Agreement.
(37)    Hardship: Financial need on the part of a Member on account of:
(a)    expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
(b)    costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;
(c)    the payment of tuition and related educational fees and room and board expenses for up to the next 12 months of post‑secondary education for the Member, his Spouse, children, or dependents (as defined in section 152 of the Code and, for taxable years beginning on or after January 1, 2005, without regard to section 152(b)(1), (b)(2) or (d)(1)(B) of the Code);
(d)    payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence;
(e)    payments for burial or funeral expenses for the Member’s deceased parent, Spouse, children or dependents (as defined in section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B) of the Code);
(f)    expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
(g)    any other financial need that the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need.
(38)    Highly Compensated Employee:
(a)    For a particular Plan Year, any Employee (i) who, during the current or preceding Plan Year, was at any time a 5-percent owner (as such term is defined in section 416(i)(1) of the Code), or (ii) for the preceding Plan Year, received compensation from the

Controlled Group in excess of the amount in effect for such Plan Year under section 414(q)(1)(B) of the Code.
(b)    “Highly Compensated Employee” shall include a former Employee whose Employment with the Controlled Group terminated prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his employment terminated or for any Plan Year ending on or after his 55th birthday.
(c)    For purposes of this Subsection, the term “compensation” shall mean, effective on and after January 1, 1998, an Employee’s compensation under Section 4.11(3).
(39)    Holdings Stock: Stock that constitutes “qualifying employer securities,” including voting or non-voting common stock of Lincoln Electric Holding, Inc. The term “qualifying employer securities,” as defined in Section 409(l) of the Code, means common stock issued by the Employer (or by a Controlled Group Member) which is readily tradable on an established securities market. If there is no common stock which meets the requirements of the previous sentence, the term “employer securities” means common stock issued by the Employer (or by a Controlled Group Member) having a combination of voting power and dividend rights equal to or in excess of (i) that class of common stock of the Employer (or of any such Controlled Group Member) having the greatest voting power, and (ii) that class of common stock of the Employer (or of any such Controlled Group Member) having the greatest dividend rights.
(40)    Holdings Stock Fund: The Investment Fund within the Trust that is intended to be invested primarily in Holdings Stock and in which is held Holdings Stock allocated to a Member’s Account (or Sub-Account).
(41)    Hour of Service:
(a)    For all purposes other than determining whether an Employee has been credited with a Year of Eligibility Service, an “Hour of Service” shall mean an hour for which an Employee is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties as an Employee.
(b)    For purposes of determining whether an Employee has been credited with a Year of Eligibility Service, an “Hour of Service” shall mean:
(i)    Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Controlled Group Member. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;
(ii)    Each hour for which an Employee is paid, or entitled to payment, by a Controlled Group Member on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours under this subparagraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference; and
(iii)    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Controlled Group Member. The same Hours of Service shall not be credited both under subparagraph (i) or (ii) above, as the case may be, and under this subparagraph (iii). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made.
(42)    Instrument of Adoption: The instrument referred to in Section 12.1.
(43)    Investment Committee: The committee provided for in Section 8.1 which shall have the responsibilities specified in Section 8.8.
(44)    Investment Funds: Any of the investment funds established by the Investment Committee under Section 5.1.
(45)    Matching Contribution Participant: An Employee who has become and continues to be a Matching Contribution Participant in accordance with the provisions of Article II.
(46)    Matching Employer Contributions: The contributions made pursuant to Section 4.1 of the Plan (or pursuant to any Instrument of Adoption) and employer matching contributions made to the Weartech Plan on behalf of Former Weartech Plan Participants who are Employees on August 29, 2016.
(47)    Matching Employer Contribution Percentage: One hundred (100) percent or such other percentage applicable to a particular Employer’s employees (or group of employees) as approved by the Administrative Committee and specified in the Employer’s Instrument of Adoption.

The applicable Matching Employer Contribution Percentage shall be applied as provided in Section 4.1 (or the Employer’s Instrument of Adoption) against Before-Tax Contributions made for a Plan Year that are not in excess of the percentage of Compensation specified in Section 4.1 or in the Employer’s Instrument of Adoption. Except as otherwise specifically provided in the Plan or an Instrument of Adoption, if an Employer’s Instrument of Adoption does not specify a Matching Employer Contribution Percentage, the applicable percentage shall be one hundred (100) percent.
(48)    Member: An Employee who has become and continues to be a Member of the Plan in accordance with the provisions of Article II.
(49)    Named Fiduciaries: The persons designated in or pursuant to Section 10.2.
(50)    Nonelective Contribution Participant: An Employee who has become and continues to be a Nonelective Contribution Participant in accordance with the provisions of Article II.
(51)    Nonelective Employer Contributions: The contributions made pursuant to Section 4.6 of the Plan.
(52)    Normal Retirement Date: The date on which a Member attains age 60.
(53)    Plan: The Lincoln Electric Company Employee Savings Plan, the terms and provisions of which are herein set forth, as the same may be amended, supplemented or restated from time to time. The Plan shall consist of two portions, the ESOP and the remainder of the Plan which is a profit sharing plan.
(54)    Plan Year: November 1, 1994 through December 31, 1994 and thereafter, a calendar year.
(55)    Prior ESOP Contributions: Amounts attributable to contributions, plus gains and losses thereon that were held prior to July 1, 1997 in The Lincoln Electric Company Employee Stock Ownership Plan, a frozen profit sharing plan which was merged into the Plan effective January 1, 1997.
(56)    Qualified Nonelective Contributions: A contribution made by an Employer pursuant to Section 4.4 that (a) Members eligible to share therein may not elect to receive in cash until distribution from the Plan, (b) are nonforfeitable when made, (c) are distributable only in accordance with the distribution rules applicable to Before‑Tax Contributions and (d) are paid to the Trust Fund during the Plan Year for which made or within the time following the close of such Plan Year that is prescribed by law for the filing by an Employer of its federal income tax return (including extensions thereof).
(57)    Reemployment Commencement Date: The date following an Employee’s Break in Service on which he again performs an Hour of Service for a Controlled Group Member.
(58)    Retirement Annuity Program: The Lincoln Electric Company Retirement Annuity Program.
(59)    Retirement Choice: The choice provided by the Company in June 2006 to Employees who were Participating Members (as such term is defined in the Retirement Annuity Program) under the Retirement Annuity Program and certain Employees who were eligible to become Participating Members under the Retirement Annuity Program, with respect to the retirement benefits that would be earned by such Employees during their employment on and after July 16, 2006. The choice given to an Employee described in the preceding sentence was to have his retirement benefit attributable to his employment on and after July 16, 2006 determined by (a) a continuation of the terms of the Retirement Annuity Program applicable to such Employee on July 15, 2006, or the terms of the Retirement Annuity Program that would have been applicable to the Employee if he had been a Participating Member in the Retirement Annuity Program on July 15, 2006, and FSP Contributions hereunder if he was eligible therefor prior to July 16, 2006 or would have been eligible therefor prior to July 16, 2006 if he had been a Participating Member in the Retirement Annuity Program on July 15, 2006, or (b) the RAP 1.25% Formula (as defined in the Retirement Annuity Program) under the Retirement Annuity Program and FSP Plus Contributions hereunder. The election made pursuant to the choice described in this Section 1.1(59) shall be irrevocable.
(60)    Rollover Contributions: Cash or cash equivalents received and held by the Trustee pursuant to the provisions of Section 3.9 and rollover contributions made to the Weartech Plan by Former Weartech Plan Participants.
(61)    Salary Reduction Agreement: An arrangement made under the Plan pursuant to which an Employee agrees to reduce, or to forego an increase in, his Compensation and his Employer agrees to contribute to the Trust the amount so reduced or foregone as a Before‑Tax Contribution.
(62)    Self-Directed Investment Account: A self-directed investment account, as described in Section 5.1, that is an Investment Fund within the Trust.

(63)    Spouse: The person to whom a Member is legally married at the specified time; provided, however, that a former Spouse may be treated as a Spouse or surviving Spouse to the extent required under the terms of a qualified domestic relations order (as defined in section 414(p) of the Code).
(64)    Transitional Contribution Participant: An Employee who has become and continues to be a Transitional Contribution Participant in accordance with the provisions of Article II. Transitional Contribution Participants described in Section 2.9(1)(b)(i) are also referred to herein as a “Transitional RAP Participants,” and Transitional Contribution Participants described in Section 2.9(1)(b)(ii) are also referred to herein as “Transitional Kaliburn Participants.”
(65)    Transitional Employer Contributions: The contributions made pursuant to Section 4.8 of the Plan.
(66)    Trust: The trust created by the Trust Agreement and known as The Lincoln Electric Company Savings Plan Trust.
(67)    Trust Agreement: The Trust Agreement between the Company and the Trustee providing among other things for the Trust and the investment of the Trust Fund, as such Trust Agreement may be amended or restated from time to time, or any trust agreement superseding the same. The Trust Agreement is hereby incorporated in the Plan by reference.
(68)    Trustee: The trustee or trustees under the Trust Agreement or its or their successor or successors in trust under such Trust Agreement.
(69)    Trust Fund: The trust estate held by the Trustee under the provisions of the Plan and the Trust Agreement, without distinction as to principal or income.
(70)    Valuation Date: Each day on which the New York Stock Exchange is open for trading.
(71)    Vested Interest: The portion of a Member’s Account that has not previously been withdrawn by him or distributed to or for him and that (a) is derived from his Before-Tax Contributions, Rollover Contributions, Prior ESOP Contributions, Qualified Nonelective Contributions, Nonelective Employer Contributions and Transitional Employer Contributions and nonforfeitable at all times, (b) is derived from Matching Employer Contributions and (i) in the case of a Member employed by the Company, Welding, Cutting, Tools & Accessories, LLC, Lincoln Electric Cutting Systems, Inc., Kaliburn, Inc., J.W. Harris Co., Inc., Smart Force, LLC, Vizient

Manufacturing Solutions, Inc. and Lincoln Global, Inc. (but only with respect to employees of its Seal Seat division whose Employment Commencement Date, Reemployment Commencement Date or date of transfer to such company or location occurred prior to May 1, 2013 and with respect to employees in its licensing department) is nonforfeitable at all times, or (ii) in the case of all other Members is (A) 0% nonforfeitable prior to the Member’s completion of three Years of Vesting Service and (B) 100% nonforfeitable on and after the Member’s completion of three Years of Vesting Service, and (c) is derived from FSP Contributions and FSP Plus Contributions and is (i) 0% nonforfeitable prior to the Member’s completion of three Years of Vesting Service and (ii) 100% nonforfeitable on and after the Member’s completion of three Years of Vesting Service. Notwithstanding the foregoing, in the case of a Member who is an Employee on January 1, 2017, the portion of such Member’s Account that is derived from FSP Contributions and FSP Plus Contributions shall be 100% nonforfeitable on January 1, 2017. Further notwithstanding the foregoing, in the case of a Former Weartech Plan Participant who is an Employee on August 29, 2016, the portion of such Former Weartech Plan Participant’s Account that is derived from Matching Employer Contributions shall be 20% nonforfeitable on and after completion of two Years of Vesting Service and 100% nonforfeitable on and after completion of three Years of Vesting Service. A Member whose Vested Interest is less than 100% nonforfeitable under the preceding provisions of this Subsection shall nonetheless have a 100% nonforfeitable interest in his entire Account upon his attainment of age 60 while an Employee, upon his death while an Employee, upon his death while performing ‘qualified military service’ (as defined in Section 11.8) and upon his incurrence of a Disability while an Employee. Further notwithstanding the foregoing, but subject to section 6.3(7), in the case of a Former Weartech Plan Participant who is not an Employee on August 29, 2016, the portion of such Former Weartech Plan Participant’s Account that is derived from Weartech Prior Matching Contributions shall be nonforfeitable in accordance with the following table based on his Years of Vesting Service at any particular time:

Years of Vesting Service	Percent of Weartech Prior Matching Contributions Nonforfeitable
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

(72)    Vesting Service:
(a)    An Employee’s Vesting Service shall equal the total of his periods of employment with the Controlled Group beginning with his Employment Commencement Date or his Reemployment Commencement Date, if applicable, and ending on his next following Employment Severance Date, except that if an Employee whose Employment Severance occurs by reason of his resignation, retirement or discharge performs an Hour of Service for a Controlled Group Member during the 12 consecutive month period beginning on his Employment Severance Date, the period beginning on such Employment Severance Date and ending on the date on which he performs such Hour of Service shall be deemed to be employment with the Controlled Group; provided, however, that if such Employee’s Employment Severance occurs by reason of his resignation, retirement or discharge during a period of absence referred to in Section 1.1(26)(b), the period beginning on his Employment Severance Date and ending on the date on which he performs such Hour of Service shall not be deemed to be employment with the Controlled Group unless such Hour of Service is performed within 12 months of the date on which such period of absence commenced.
(b)    Notwithstanding the foregoing paragraph (a), (i) in the case of any Employee who has a Break in Service and who does not have a nonforfeitable right to a benefit under the Plan, Years of Vesting Service before his Break in Service shall not be taken into account only if the number of his consecutive 1‑Year Breaks in Service equals or exceeds the greater of five or the aggregate number of his Years of Vesting Service before his Break in Service; and such aggregate number of his Years of Vesting Service before his Break in Service shall not include any Years of Vesting Service not required to be taken into account under this paragraph by reason of any prior Break in Service, and (ii) an Employee shall not be credited with Vesting Service for any period after the termination of the Plan as to him.
(c)    In determining the number of an Employee’s Years of Vesting Service, all periods of his employment with the Controlled Group (whether or not consecutive) counted as Vesting Service pursuant to this Subsection shall (subject to the provisions of Sections 6.3(6) and 6.8) be aggregated on the basis that 365 days of such employment shall equal a Year of Vesting Service and that each additional 30 days of such employment shall equal one‑twelfth of a Year of Vesting Service.
(d)    Anything in the Plan to the contrary notwithstanding, an Employee shall be credited with such Vesting Service not otherwise credited to him under the Plan as may be required by applicable law.
(e)    Further notwithstanding any other provision of the Plan to the contrary, in the case of an Employee of Kaliburn, Inc., Years of Vesting Service shall also include periods of employment with ITT Corporation prior to November 14, 2012, provided that such Employee was an “Employee” (as defined in the Plan) on November 14, 2012.
(f)    Further notwithstanding any other provision of the Plan to the contrary, with respect to any Former Weartech Plan Participant, (i) Years of Vesting Service shall include service credited for vesting purposes under the Weartech Plan as of December 31, 2015 (excluding any service that is disregarded under the terms of the Weartech Plan) and (ii) for the Plan Year commencing January 1, 2016, Vesting Service shall be credited in accordance with Treasury Regulation section 1.410(a)-7(g).
(73)    Weartech Plan: The Weartech International, Inc. 401(k) Plan, as in effect immediately prior to its merger into the Plan effective as of August 29, 2016.
(74)    Weartech Prior Matching Contributions: Employer matching contributions made to the Weartech Plan on behalf of Former Weartech Plan Participants who are not Employees on August 29, 2016.
(75)    Year of Eligibility Service: An Employee shall be credited with a Year of Eligibility Service when he is credited with at least 1,000 Hours of Service in the 12-month period beginning with the Employment Commencement Date and, if applicable, his Reemployment Commencement Date, either of which 12-month periods shall be the “Initial Eligibility Computation Period.”

Whether or not an Employee is entitled to be credited with 1,000 Hours of Service during an Initial Eligibility Computation Period, such Employee shall be credited with a Year of Eligibility Service if he is credited with at least 1,000 Hours of Service during the Plan Year that includes the first anniversary of his Employment Commencement Date or Reemployment Commencement Date (whichever is applicable) or any Plan Year thereafter; provided, however, that an Employee who is credited with 1,000 Hours of Service in both the Initial Eligibility Computation Period and the Plan Year that includes the first anniversary of his Employment Commencement Date or Reemployment Commencement Date (whichever is applicable) shall be credited with two Years of Eligibility Service. For purposes of this Section 1.1(75), the term “Hour of Service” has the meaning set forth in Section 1.1(41)(b). Notwithstanding any other provision of the Plan to the contrary, (a) in the case of an Employee of Kaliburn, Inc., Years of Eligibility Service shall also include periods of employment with ITT Corporation prior to November 14, 2012, provided that such Employee was an “Employee” (as defined in the Plan) on November 14, 2012, and (b) in the case of a Former Weartech Plan Participant, Years of Eligibility Service shall include any service credited for eligibility purposes under the Weartech Plan immediately prior to August 29, 2016.
(76)    Year of Vesting Service: As defined in Section 1.1(72).

1.2    Construction.
(1)    Unless the context otherwise indicates, the masculine wherever used in the Plan or Trust Agreement shall include the feminine and neuter.
(2)    Where headings have been supplied to portions of the Plan and the Trust Agreement (other than the headings to the Subsections in Section 1.1), they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of such portions of such documents.
(3)    Wherever the word “person” appears in the Plan, it shall refer to both natural and legal persons.
(4)    A number of the provisions hereof and of the Trust Agreement are designed to contain provisions required or contemplated by certain federal laws and/or regulations thereunder. All such provisions herein and in the Trust Agreement are intended to have the meaning required or contemplated by such provisions of such law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of such provisions. In applying such provisions hereof or of the Trust Agreement, each Fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States Government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.
(5)    Except to the extent federal law controls, the Plan and Trust Agreement shall be governed, construed and administered according to the laws of the State of Ohio. All persons accepting or claiming benefits under the Plan or Trust Agreement shall be bound by and deemed to consent to their provisions.
(6)    This amendment and restatement of the Plan is generally effective as of January 1, 2017. However, certain provisions of this amendment and restatement of the Plan are effective as of some other date. The provisions of this amendment and restatement of the Plan that are effective prior to January 1, 2017 shall be deemed to amend the corresponding provisions of the Plan as in effect before this amendment and restatement and all amendments thereto. Events occurring before the applicable effective date of any provision of this amendment and restatement of the Plan shall be governed by the applicable provision of the Plan in effect on the date of the event.
(7)    The benefits payable with respect to an Employee or former Employee whose employment with the Controlled Group terminated, including by reason of death, before January 1, 2017 (and who is not rehired by a Controlled Group Member thereafter) shall be determined by and paid in accordance with the terms and provisions of the Plan as in effect at the date of such termination, except to the extent that certain provisions of the Plan, as amended and restated as of January 1, 2017 apply to such individual as a result of applicable law or the context clearly requires the application of such provision to such individual.

ARTICLE II -    ELIGIBILITY AND MEMBERSHIP

2.1    Eligible Employees. Each Covered Employee who is an Eligible Employee under the Plan on January 1, 2017 shall continue to be an Eligible Employee under the Plan after January 1, 2017 so long as he remains a Covered Employee. Each other Employee shall become an Eligible Employee under the Plan on the first Enrollment Date on which he is a Covered Employee. Prior to January 1, 2017, each Employee was eligible to become an Eligible Employee under the Plan on the first Enrollment Date on which he met the following requirements:
(1)    he was a Covered Employee, and
(2)    either (a) he had been in Employment for at least six consecutive months, or (b) he had been credited with one Year of Eligibility Service.
Notwithstanding the preceding provisions of this Section, for purposes of becoming an Eligible Employee prior to January 1, 2017, the requirement of Subsection (2) of this Section was waived in the case of an Employee who (i) was employed by Applied Robotics, Inc. immediately prior to becoming an employee of Torchmate, Inc. or (ii) was an Employee of Easom Automation Systems, Inc. on January 1, 2015. Further, notwithstanding the preceding provisions of this Section, a Former Weartech Plan Participant was eligible to become an Eligible Employee on August 29, 2016 upon the merger of the Weartech Plan into the Plan if he satisfied the requirements of Subsections (1) and (2) of this Section at such time.

2.2    Commencement of Membership.
(1)    Any Eligible Employee may enroll in the Plan for purposes of having his Employer make Before-Tax Contributions for him to the Trust on the Enrollment Date on which he is initially eligible or on any subsequent Enrollment Date by filing with the Administrative Committee at least 30 days (or such shorter period as the Committee shall determine) before such Date an enrollment form prescribed by the Committee, which form shall include (a) the desired effective date of the Eligible Employee’s enrollment in the Plan, (b) his agreement commencing on or after the effective date to have his Employer make Before-Tax Contributions for him to the Trust, (c) his authorization to his Employer to withhold from his Compensation payable on or after such effective date, any designated Before-Tax Contributions and to pay the same to the Trust, and (d) his direction that the

Before-Tax Contributions and Employer Contributions, if any, made by or for him be invested (to the extent permitted under the Plan) in any one of the investment options permitted by Section 5.5. Notwithstanding the foregoing, an Eligible Employee who is employed by Vernon Tool Co., LTD on January 1, 2009 and who otherwise meets the requirements to participate in the Plan on such date may enroll in the Plan for purposes of having his Employer make Before-Tax Contributions for him to the Trust on February 1, 2009 or any Enrollment Date thereafter. An Eligible Employee who enrolls as provided in this Subsection (1) shall become a Member, if he is not otherwise a Member under the Plan. Notwithstanding the foregoing, a Former Weartech Plan Participant who becomes an Eligible Employee on August 29, 2016 and who on August 19, 2016 had in effect an election under the Weartech Plan to have a percentage of his compensation contributed as before-tax contributions, shall become a Member on August 29, 2016 and his elected percentage (in effect on August 19, 2016) under the Weartech Plan shall continue in effect under the Plan, until changed or suspended pursuant to Section 3.3 or Section 3.4, with respect to his Compensation to be contributed as Before-Tax Contributions under the Plan, provided, however, that if such elected percentage under the Weartech Plan was greater than 100%, such percentage shall be reduced to 80% with respect to his Compensation to be contributed as Before-Tax Contributions under the Plan.
(2)    The following Employees shall be deemed to have enrolled as a Member for purposes of having his Employer make Before-Tax Contributions from his Base Compensation to the Trust pursuant to an Automatic Salary Reduction Agreement in accordance with the provisions of Section 2.3:
(a)    each Employee of The Lincoln Electric Company who is an Eligible Employee pursuant to Section 2.1 on a date in December 2011 designated by the Administrative Committee, and who as of such date does not have an affirmative election in effect under the Plan to have Before-Tax Contributions withdrawn from his Base Compensation and contributed to the Plan on his behalf; and
(b)    each Employee of The Lincoln Electric Company who becomes (or again becomes) an Eligible Employee on or after January 1, 2012.
An Eligible Employee who is deemed to have enrolled pursuant to this Section 2.2(2) and Section 2.3 for purposes of having his Employer make Before-Tax Contributions from his Base

Compensation may separately elect (but shall not be deemed to have elected) to enroll pursuant to Section 2.2(1) for purposes of having his Employer make Before-Tax Contributions from his Bonus Compensation.
(3)    Notwithstanding the preceding provisions of this Section, an Eligible Employee who is not enrolled in the Plan as provided in Subsection (1) or Subsection (2) shall be eligible to have Qualified Nonelective Contributions, if any, made on his behalf and shall become a Member, if he is not otherwise a Member under the Plan, on the Enrollment Date on which he is initially eligible pursuant to Section 2.1.
(4)    A Former Weartech Plan Participant who had an account under the Weartech Plan immediately prior to the effective time of the merger of the Weartech Plan into this Plan but does not become a Member pursuant to Subsection (1), shall become a Member on August 29, 2016 upon such merger, but shall not be eligible to have Before-Tax Contributions made for him unless he is an Eligible Employee and enrolls in the Plan in accordance with Subsection (1).

2.3    Enrollment Pursuant to an Automatic Salary Reduction Agreement.
(1)    The effective date of an Eligible Employee’s enrollment pursuant to an Automatic Salary Reduction Agreement as provided Section 2.2(2) shall be the first Enrollment Date that is as soon as administratively practicable after the end of the election period specified in the notice described in Section 2.3(2). Notwithstanding any other provision of this Article II to the contrary, an Automatic Salary Reduction Agreement shall not become effective for any Eligible Employee who, within the election period specified in the notice described in Section 2.3(2) and in accordance with the procedures established by the Administrative Committee, enters into a Salary Reduction Agreement with respect to his Base Compensation or makes an election not to have Before-Tax Contributions contributed to the Trust on his behalf with respect to his Base Compensation.
(2)    At least 30 days (and not more than 90 days) before (a) the effective date of an Eligible Employee’s enrollment pursuant to an Automatic Salary Reduction Agreement and (b) the first day of each Plan Year (or at such other time or times as is required or permitted under applicable law), the Administrative Committee (or its delegate) shall provide each Employee of The Lincoln Electric Company, who is (or will become) an Eligible Employee, notice of his deemed enrollment pursuant to Sections 2.2(2) and 2.3(1), which notification shall include the following: (i) the percentage of Before-Tax Contributions that will be made on his behalf under Section 3.1 with respect to his Base Compensation if an Automatic Salary Reduction Agreement goes into effect, (ii) his right to reject such deemed enrollment and enter into a Salary Reduction Agreement with respect to his Base Compensation within the period specified in the notice or to elect within the period specified in the notice not to have Before-Tax Contributions made on his behalf with respect to his Base Compensation, (iii) the Investment Fund in which such Before-Tax Contributions shall be invested in the absence of any investment election (which Investment Fund shall be a ‘qualified default investment alternative’ within the meaning of Department of Labor regulations), and (iv) such other information as may be required by applicable law.

2.4    Duration of Membership. An Employee shall cease to be an Eligible Employee when he ceases to be a Covered Employee. An Employee shall cease to be a Nonelective Contribution Participant upon the date he ceases to be a Covered Employee who is described in Section 2.8(1). An Employee shall cease to be a Transitional Contribution Participant upon the date described in Section 2.9(2). An Employee shall cease to be a Matching Contribution Participant when he ceases to be a Covered Employee. An Employee shall cease to be a Member when he ceases to be an Eligible Employee, a Nonelective Contribution Participant, a Transitional Contribution Participant and a Matching Contribution Participant, provided, however, that if after he ceases to be an Eligible Employee, a Nonelective Contribution Participant, a Transitional Contribution Participant and a Matching Contribution Participant, an Account continues to be maintained for him, he shall (subject to Section 13.1) remain a Member for all purposes of the Plan other than for purposes of making, or having his Employer make Before-Tax, Rollover or Employer Contributions.

2.5    FSP Participation. Any Employee who was an FSP Participant on December 31, 2016 under the terms of the Plan then in effect shall not be an FSP Participant at any time on or after January 1, 2017. Further, on and after January 1, 2017 no Employee shall be eligible to become an FSP Participant.

2.6    FSP Plus Participation. Any Employee who was an FSP Plus Participant on December 31, 2016 under the terms of the Plan then in effect shall not be an FSP Plus Participant at any time on or after January 1, 2017. Further, on and after January 1, 2017 no Employee shall be eligible to become an FSP Plus Participant.

2.7    Matching Contribution Participation.
(1)    An Employee shall be eligible to become a Matching Contribution Participant under this Plan on January 1, 2017 if he was an Eligible Employee under the Plan immediately prior to January 1, 2017. Each other Employee shall become a Matching Contribution Participant under this Plan on the first Enrollment Date on which he meets the following requirements:
(a)    he is a Covered Employee, and
(b)    he has been in Employment for at least six consecutive months, or has been credited with one Year of Eligibility Service.
Notwithstanding the preceding provisions of this Section, for purposes of becoming a Matching Contribution Participant, the requirement of Subsection (1)(b) of this Section shall be waived in the case of a Covered Employee employed by Vizient Manufacturing Solutions, Inc. on January 1, 2017.
(2)    A Covered Employee shall be treated as a Matching Contribution Participant only for those periods of time during which he is a Matching Contribution Participant described in Subsection (1).

2.8    Nonelective Contribution Participation.
(1)    An Employee shall be eligible to become a Nonelective Contribution Participant under this Plan if he meets the following requirements:
(a)    he is a Covered Employee who is employed by the Company, Welding, Cutting, Tools & Accessories, LLC, Lincoln Electric Cutting Systems, Inc., Kaliburn, Inc., J.W. Harris Co., Inc., Smart Force, LLC and Lincoln Global, Inc., and
(b)    he has been in Employment for at least six consecutive months, or has been credited with one Year of Eligibility Service.

(2)    An Employee who satisfies the requirements of Subsection (1) of this Section on January 1, 2017 shall become a Nonelective Contribution Participant and a Member (if he is not otherwise a Member under the Plan) on January 1, 2017. Each other Employee who satisfies the requirements of Subsection (1) of this Section shall become a Nonelective Contribution Participant and a Member (if he is not otherwise a Member under the Plan) as of the first Enrollment Date on which he satisfies the requirements of Subsection (1) of this Section.
(3)    A Covered Employee shall be treated as a Nonelective Contribution Participant only for those periods of time during which he is a Nonelective Contribution Participant described in Subsection (1).

2.9    Transitional Contribution Participation.
(1)    An Employee shall be eligible to become a Transitional Contribution Participant under this Plan on January 1, 2017 if he meets the following requirements:
(a)    he is a Covered Employee under the Plan on January 1, 2017, provided that he is not an Employee of J.W. Harris, Co., Inc., Smart Force, LLC, or the Seal Seat division of Lincoln Global, Inc., and
(b)    either (i) immediately prior to the freeze of all benefit accruals under the Retirement Annuity Program effective as of December 31, 2016, he was a “covered employee” and “participant” under the Retirement Annuity Program (as such terms were then defined under the Retirement Annuity Program) and eligible to accrue a benefit thereunder or (ii) he was an FSP Plus Participant employed by Kaliburn, Inc. on December 31, 2016 whose Years of Vesting Service under the Plan includes periods of service with ITT Corporation or its predecessors prior to January 1, 2006.
(2)    An Employee shall cease to be a Transitional Contribution Participant under the Plan on the earliest of (a) his Employment Severance Date, (b) the date he ceases to be a Covered Employee, or (c) the later of (i) the end of the Plan Year that includes the date on which he completes 30 Years of Vesting Service, or (ii) the close of business on December 31, 2021.

2.10    Re-Employed Employees.
(1)    Before-Tax Contributions. If a former Eligible Employee again becomes an Eligible Employee, he may again enroll as provided in Section 2.2(1) on the first Enrollment Date following the date he so again becomes an Eligible Employee by filing with the Administrative Committee at least 30 days (or such shorter period as the Committee shall determine) before such Enrollment Date an enrollment form prescribed in Section 2.2(1). A former Eligible Employee who again becomes an Eligible Employee and is employed by The Lincoln Electric Company but has not enrolled for purposes of having his Employer make Before-Tax Contributions with respect to his Base Compensation pursuant to the preceding sentence shall be deemed to have enrolled pursuant to Section 2.2(2) and Section 2.3. A former Employee who is not a former Eligible Employee may enroll as provided in Section 2.2(1) on the first Enrollment Date following the date he becomes an Eligible Employee pursuant to Section 2.1, or if he is employed by The Lincoln Electric Company and does not enroll for purposes of having his Employer make Before-Tax Contributions with respect to Base Compensation, he shall be deemed to have enrolled pursuant to Section 2.2(2) and Section 2.3.
(2)    FSP Contributions and FSP Plus Contributions. No Employee who is reemployed on or after January 1, 2017 shall become or again become an FSP Participant or an FSP Plus Participant.
(3)    Matching Employer Contributions. A former Matching Contribution Participant who is reemployed as an Employee shall again become a Matching Contribution Participant upon satisfaction of the requirements of Subsection (1)(a) of Section 2.7.
(4)    Nonelective Employer Contributions. A former Nonelective Contribution Participant who is reemployed as an Employee shall again become a Nonelective Contribution Participant and a Member (if he is not otherwise a Member under the Plan) upon satisfaction of the requirements of Subsection (1)(a) of Section 2.8.
(5)    Transitional Employer Contributions. A former Transitional Contribution Participant who is reemployed as an Employee shall not be eligible to again become a Transitional Contribution Participant.

2.11    Transferred Employees.
(1)    Before-Tax Contributions. An Employee who transfers from non-covered employment with the Controlled Group to employment as a Covered Employee shall become an Eligible Employee under the Plan on the first Enrollment Date on which he is a Covered Employee.
(2)    FSP Contributions and FSP Plus Contributions. No Employee who transfers from non-covered employment with the Controlled Group to employment as a Covered Employee on or after January 1, 2017 shall be eligible to become or again become an FSP Participant or an FSP Plus Participant.
(3)    Matching Employer Contributions. An Employee who transfers from non-covered employment with the Controlled Group to employment as a Covered Employee shall become a Matching Contribution Participant upon satisfaction of the requirements of Subsection (1) of Section 2.7.
(4)    Nonelective Employer Contributions. An Employee who transfers from non-covered employment with the Controlled Group to employment as a Covered Employee shall become a Nonelective Contribution Participant and a Member (if he is not otherwise a Member under the Plan) upon satisfaction of the requirements of Subsection (1) of Section 2.8.
(5)    Transitional Employer Contributions. An Employee who transfers from non-covered employment with the Controlled Group to employment as a Covered Employee after January 1, 2017 shall not be eligible to become a Transitional Contribution Participant.

ARTICLE III -    BEFORE-TAX AND ROLLOVER CONTRIBUTIONS

3.1    Amount of Contributions.
(1)    Upon enrollment pursuant to Section 2.2(1), a Member shall agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions for him to the Trust of a specified percentage of between 1% and 80% of his Compensation in 1% increments through equal percentage pay period reductions with respect to his Base Compensation and through payroll deduction with respect to his Bonus Compensation. Unless otherwise provided pursuant to procedures established by the Administrative Committee for a specified group or groups of Members, the percentage elected by a Member pursuant to this Subsection shall apply to the Member’s Base and Bonus Compensation. If the Administrative Committee establishes procedures that provide for a specified group of Members to make separate Before-Tax Contribution elections with respect their Base Compensation and their Bonus Compensation, the Committee may permit such Members to elect to contribute a whole dollar amount, rather than a specified percentage, with respect to their Bonus Compensation.
(2)    Upon enrollment pursuant to Sections 2.2(2) and 2.3, a Member shall be deemed to have elected pursuant to an Automatic Salary Reduction Agreement to have his Employer make Before-Tax Contributions for him to the Trust in an amount equal to 4% of his Base Compensation through equal percentage pay period reductions.
(3)    If a Member’s Before-Tax Contributions must be reduced pursuant to Sections 3.5 through 3.8 or the requirements of applicable law, his Before-Tax Contributions as so reduced shall be the maximum percentage of his Compensation permitted by such Sections or law notwithstanding the foregoing provisions of this Section requiring that Before-Tax Contributions be made in specified increments of his Compensation.

3.2    Payments to Trustee. Before‑Tax Contributions shall be transmitted to the Trustee as soon as practicable, but in any event not later than the 15th business day of the month following the month in which such Contributions would otherwise have been paid to the Members.

3.3    Changes in Contributions. The percentage designated, or deemed to have been designated, by a Member pursuant to Section 3.1 shall continue in effect, notwithstanding any changes in the Member’s Compensation. A Member may, however, in accordance with the percentages permitted by Section 3.1, change the percentage of his Compensation to be made as Before-Tax Contributions effective as soon as practicable after such prior written notice of the change is filed with the Administrative Committee as the Committee may require. In the case of any Member for whom the Administrative Committee has provided pursuant to Section 3.1(1) for a separate election to reduce the Member’s Bonus Compensation, for each payment of Bonus Compensation the Member shall make an election with respect to the percentage, or amount, if any, of each such payment to be made as Before-Tax Contributions effective as soon as practicable after such prior written is notice filed with the Administrative Committee as the Committee may require.

3.4    Suspension and Resumption of Contributions. A Member may suspend his Before‑Tax Contributions effective as of any future date upon such prior written notice filed with the Administrative Committee as the Committee may require. A Member who has suspended his Before‑Tax Contributions may, upon such prior written notice filed with the Administrative Committee as the Committee may require, resume making such Before‑Tax Contributions as of any Enrollment Date if he is then an Eligible Employee and he has again enrolled pursuant to Sections 2.2(1) and 3.1.

3.5    Excess Deferrals.
(1)    Notwithstanding the foregoing provisions of this Article III, a Member’s Before‑Tax Contributions for any taxable year of such Member shall not exceed the limitation in effect under section 402(g) of the Code (except to the extent permitted under the Catch-Up Before-Tax Contribution provisions set forth in Section 3.11 and section 414(v) of the Code). Except as otherwise provided in this Section, a Member’s Before‑Tax Contributions for purposes of this Section shall include (a) any employer contribution made under any qualified cash or deferred arrangement as defined in section 401(k) of the Code to the extent not includible in gross income for the taxable year under section 402(e)(3) of the Code or, effective January 1, 2006, to the extent includible in gross income for the taxable year under section 402A of the Code (determined without regard to section 402(g) of the Code), (b) any employer contribution to the extent not includible in gross income for the taxable year under section 402(h)(1)(B) of the Code (determined without regard to section 402(g) of the Code), (c) any employer contribution to purchase an annuity contract under section 403(b) of the Code under a salary reduction agreement within the meaning of section 3121(A)(5)(D) of the Code, and (d) any elective contributions under section 408(p)(2)(A)(i) of the Code.
(2)    In the event that a Member’s Before‑Tax Contributions exceed the amount described in Subsection (1) of this Section (hereinafter called the “excess deferrals”), such excess deferrals (and any income allocable thereto through the end of the Plan Year in which such excess deferrals were made) shall be distributed to the Member by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by April 15 following the close of such taxable year the Member (a) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (b) notifies the Administrative Committee of the portion allocated to this Plan.
(3)    In the event that a Member’s Before‑Tax Contributions under this Plan exceed the amount described in Subsection (1) of this Section, or in the event that a Member’s Before‑Tax Contributions made under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his Before‑Tax Contributions made to this Plan, Matching Employer Contributions, if any, made with respect to such Before‑Tax Contributions (and any income applicable thereto) shall be applied to reduce subsequent Matching Employer Contributions made under the Plan.

3.6    Excess Before-Tax Contributions.
(1)    Notwithstanding the foregoing provisions of this Article III, for any Plan Year,
(a)    the actual deferral percentage (as defined in Subsection (2) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Subsection (3) of this Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 1.25, or
(b)    the excess of the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed 2 percentage points, and the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 2.
If two or more plans that include cash or deferred arrangements are considered as one plan for purposes of section 401(a)(4) or 410(b) of the Code, such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any Highly Compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Eligible Employee and, effective January 1, 2006, in the event that such arrangements have different plan years, all Before-Tax Contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, cash or deferred arrangements that are not permitted to be aggregated under Treasury Regulations issued under section 401(k) of the Code shall be treated as separate arrangements.
(2)    For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of Before‑Tax Contributions and, at the election of an Employer, any Qualified Nonelective Contributions, actually paid to the Trust for each such Eligible Employee for such Plan Year (including any “excess deferrals” described in Section 3.5) to (b) the Eligible Employee’s compensation for such Plan Year. For purposes of this Subsection (2), the term “compensation” shall mean, effective on and after January 1, 1998, an Eligible Employee’s compensation under Section 4.11(3). Notwithstanding the foregoing, for purposes of this Subsection (2), Qualified Nonelective Contributions shall not be taken into account for a Plan Year for any Eligible Employee who is not a Highly Compensated Employee to the extent such Contributions exceed the product of such Eligible Employee’s compensation and the greater of 5% or two times the Plan’s “representative contribution rate” (as defined in Treasury Regulation Section 1.401(k)-2(a)(6)(iv)(B)).
(3)    For the purposes of this Section, the term “Highly Compensated Eligible Employee” for a particular Plan Year shall mean any Highly Compensated Employee who is an Eligible Employee.

(4)    In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, within the time prescribed by applicable law, such excess contributions (and any income allocable thereto through the end of the Plan Year in which such excess contributions were made) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Highly Compensated Eligible Employee in order of the dollar amount of Before-Tax Contributions made by or on behalf of such Highly Compensated Eligible Employee beginning with the Highly Compensated Eligible Employee with the highest dollar amount of Before-Tax Contributions. For the purposes of this Subsection (4), the term “excess contributions” shall mean, for any Plan year, the excess of (a) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by hypothetically reducing Before-Tax Contributions made on behalf of Highly Compensated Eligible Employees in order of their actual deferral percentages (as defined in Section 3.6(2) beginning with the highest of such percentages.
(5)    Matching Employer Contributions, if any, made with respect to a Member’s excess contributions (and any income allocable thereto) shall be applied to reduce subsequent Matching Employer Contributions made under the Plan.
(6)    The portion of the Plan that constitutes an employee stock ownership plan, and that is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(k)-1(g)(11), shall be tested separately under the provisions of this Section 3.6.

3.7    Excess Matching Employer Contributions.
(1)    Notwithstanding the foregoing provisions of this Article III or the provisions of Article IV, for any Plan Year the contribution percentage (as defined in Subsection (2) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Section 3.6(3)) for such Plan Year shall not exceed the greater of (a) 125 percent of the contribution percentage for all other Eligible Employees or (b) the lesser of 200 percent of the contribution percentage for all other Eligible Employees, or the contribution percentage for all other Eligible Employees plus 2 percentage points. If two or more plans of the Controlled Group to which matching contributions,

Employee after‑tax contributions or Before‑Tax Contributions (as defined in Section 3.5(1)) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Subsection (1); and if a Highly Compensated Eligible Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Subsection (1) and, effective January 1, 2006, in the event that such plans have different plan years, all such contributions made during the Plan Year under all such plans shall be aggregated. Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treasury Regulations issued under section 401(m) of the Code shall be treated as separate plans.
(2)    For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the sum of the Matching Employer Contributions and, at the election of an Employer, any Before-Tax Contributions or Qualified Nonelective Contributions paid under the Plan by or on behalf of each such Eligible Employee for such Plan Year and not taken into account for such Plan Year under Section 3.6(2), to (b) the Eligible Employee’s compensation (as defined in Section 3.6(2)) for such Plan Year. Notwithstanding the foregoing, for purposes of this Subsection (2), Qualified Nonelective Contributions shall not be taken into account for a Plan Year for any Eligible Employee who is not a Highly Compensated Employee to the extent such Contributions exceed the product of such Eligible Employee’s compensation and the greater of 5% or two times the Plan’s “representative contribution rate” (as defined in Treasury Regulation Section 1.401(m)-2(a)(6)(v)(B)).
(3)    In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess aggregate contributions (and any income allocable thereto through the end of the Plan Year in which such excess aggregate contributions were made) shall be forfeited (if forfeitable) and applied as provided in Section 6.3(5) or (if not forfeitable) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such Highly Compensated Eligible Employee in order of the dollar amount of Matching Employer Contributions made with respect to Highly Compensated Eligible Employees beginning with the Highly Compensated Eligible Employee with the highest dollar amount of Matching Employer Contributions. For the purposes of this Subsection (3), the term “excess aggregate contributions” shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Matching Employer Contributions actually paid to the Trust by or on behalf of Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Matching Employer Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by hypothetically reducing Matching Employer Contributions made by or on behalf of Highly Compensated Eligible Employees in order of their actual contribution percentages (as defined in Section 3.7(2)) beginning with the highest of such percentages.
(4)    The determination of excess aggregate contributions under this Section shall be made after (a) first determining the excess deferrals under this Section 3.5 and (b) then determining the excess contributions under Section 3.6.
(5)    The portion of the Plan that constitutes an employee stock ownership plan, and that is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(m)-1(b)(3)(ii), shall be tested separately under the provisions of this Section 3.7.

3.8    Monitoring Procedures.
(1)    In order to ensure that at least one of the actual deferral percentages specified in Section 3.6(1) and at least one of the contribution percentages specified in Section 3.7(1) are satisfied for each Plan Year, the Company may monitor (or cause to be monitored) the amount of Before-Tax Contributions and Matching Employer Contributions, if any, being made to the Plan for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages or neither of such contribution percentages will be satisfied for a Plan Year, the Before-Tax Contributions and/or Matching Employer Contributions made thereafter for each Highly Compensated Eligible Employee (as defined in Section 3.6(3)) shall be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or contribution percentage for Highly Compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages and/or either of the contribution percentages.

(2)    In order to ensure that excess deferrals (as such term is defined in Section 3.5(2)) shall not be made to the Plan for any taxable year for any Member, the Company may monitor (or cause to be monitored) the amount of Before‑Tax Contributions being made to the Plan for each Member during each taxable year and may take such action (pursuant to non‑discriminatory rules adopted by the Company) to prevent Before‑Tax Contributions made for any Member under the Plan for any taxable year from exceeding the maximum amount applicable under Section 3.5(1).
(3)    In applying the limitations set forth in Sections 3.6 and 3.7, the Company may, at its option, utilize such testing procedures as may be permitted under sections 401(a)(4), 401(k), 401(m) or 410(b) of the Code, including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury regulations under sections 401(k) and 401(m) of the Code to any other qualified plan of the Controlled Group in applying the limitations set forth in Sections 3.6 and 3.7, (c) effective January 1, 1999, exclusion of all Eligible Employees (other than Highly Compensated Eligible employees) who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code in applying the limitations set forth in Sections 3.6 and 3.7, or (d) any permissible combination thereof.

3.9    Rollover Contributions.
(1)    The Trustee shall, at the direction of the Company, receive and thereafter hold and administer as Rollover Contributions and part of the Trust Fund (a) for a Covered Employee, all or any portion of an Eligible Rollover Distribution that was distributed to the Covered Employee, or is transferred at the request of the Covered Employee, from a qualified trust described in section 401(a) of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, or an eligible plan described in section 457(b) of the Code maintained by a state, political subdivision of a state or an agency or instrumentality of a state or a political subdivision of a state, provided that the requirements of section 402(c) or 401(a)(31) of the Code are met; (b) for a Covered Employee, the entire amount of a distribution to the Covered Employee from an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code, provided that the requirements of section 408(d)(3)(A)(ii) of the Code are met, or (c) for a former Employee who has an Account balance under the Plan at the time the rollover is made, all or any portion of an Eligible Rollover Distribution that was distributed to the former Employee or is transferred at the request of the former Employee from a qualified trust (described in section 401(a) of the Code) established or maintained by the Company or J.W. Harris Co., Inc. to hold the assets of its defined benefit pension plan, provided that the requirements of section 402(c) or 401(a)(31) of the Code are met. The Trustee may accept cash or cash equivalents that constitute all or a portion of any such distribution. Notwithstanding the preceding provisions of this Section, a Rollover Contribution shall not include any amounts distributed from a designated Roth account (as defined in section 402A of the Code) or from a Roth IRA (as defined in section 408A of the Code). Further notwithstanding any other provision of the Plan to the contrary, solely with respect to a Covered Employee who was an Employee of Easom Automation Systems, Inc. on December 31, 2014, the Trustee shall, at the direction of the Company, receive and thereafter hold and administer as a Rollover Contribution and part of the Trust Fund the portion of an “eligible rollover distribution” (within the meaning of section 402(c) of the Code) that is transferred (in the form of a direct rollover) at the request of the Covered Employee from the Easom Automation Systems, Inc. 401(k) Plan and is a note representing an outstanding plan loan of such Covered Employee under such plan, provided that no portion of such plan loan was attributable to a loan from amounts held in a designated Roth account (as defined in section 402A of the Code) under such plan.
(2)    A Covered Employee for whom a Rollover Contribution is made to the Trust Fund pursuant to Subsection (1) of this Section and who is otherwise not a Member shall be deemed to be a Member on and after the date of such Rollover Contribution for all purposes of the Plan other than Articles III and IV.

3.10    Transfers of Assets to this Plan from Other Plans.
(1)    The Trustee shall, at the direction of the Company, receive and thereafter hold all amounts that may be transferred to it from a trust held under another plan that meets the requirements of sections 401(a) and 501(a) of the Code and that is not subject to the funding standards of section 412 of the Code.

(2)    An Employee who has Prior ESOP Contributions transferred to the Trust Fund on his behalf and who is otherwise not a Member shall be deemed to be a Member on and after the date of such transfer for all purposes of the Plan other than Articles III and IV.

3.11    Catch-Up Before-Tax Contributions. All Members who have elected, or are deemed to have elected, to make Before-Tax Contributions to this Plan and who have attained age 50 before the end of a particular Plan Year shall be eligible to make catch-up contributions (the ‘Catch-Up Before-Tax Contributions’) in accordance with, and subject to the limitations of, section 414(v) of the Code; provided, however that Catch-Up Before-Tax Contributions shall not be eligible for Matching Employer Contributions under Section 4.1, and provided further that Catch-Up Before-Tax Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of section 401(a)(30) and 415(c) of the Code (i.e., Sections 3.6 and 4.11, respectively). In addition, notwithstanding any provision of the Plan to the contrary, the Plan shall not be treated as failing to satisfy the requirements of sections 401(k)(3), 401(k)(11), 410(b) or 416 of the Code, as applicable, by reason of the making of any such Catch-Up Before-Tax Contributions. In furtherance of, but without limiting the foregoing, effective January 1, 2004, Before-Tax Contributions that exceed (i) the percentage limits described in Section 3.1, (ii) the statutory limits described in Sections 3.5(1) and 4.11, or (iii) the limits specified by the Company under Section 3.8 for the Plan Year, shall be treated as Catch-Up Before-Tax Contributions; provided, however, that whether Before-Tax Contributions are in excess of any applicable limit and therefore shall be treated as Catch-Up Before-Tax Contributions shall be determined as of the end of the Plan Year.

ARTICLE IV -    EMPLOYER CONTRIBUTIONS
4.1    Amount of Matching Employer Contributions. Except as otherwise provided in any other provision of the Plan or Trust Agreement, each Employer may, in its discretion, contribute to the Trust on account of each Plan Year commencing on or after January 1, 2017 an amount (the “Matching Employer Contributions”) equal to the Matching Employer Contribution Percentage multiplied by the Before-Tax Contributions (not in excess of 3% of Compensation or such other percentage of Compensation specified in the Employer’s Instrument of Adoption) made during such Plan Year pursuant to Section 3.1 for the Employees of the Employer who are Matching Contribution Participants and are entitled to participate in such Employer’s Matching Employer Contributions for such Year pursuant to Section 4.3. Notwithstanding any provision of the Plan (including any Instrument of Adoption) to the contrary, an Employer’s Matching Employer Contributions to the Trust on account of any Plan Year shall in no event exceed the amount that would be deductible for such Year for purposes of federal taxes on income under applicable provisions of the Code and shall be made on the condition that such Contributions are deductible under applicable provisions of the Code. The amount of Matching Employer Contributions determined to be payable to the Trust shall be reduced by amounts that have been forfeited or held in a suspense account in accordance with the terms of the Plan. Notwithstanding any provision of the Plan to the contrary, no Matching Employer Contributions shall be made with respect to any Catch-Up Before-Tax Contributions (as defined in Section 3.11).

4.2    Time of Matching Employer Contributions. Matching Employer Contributions may be made in cash or Holdings Stock. An Employer may make its Matching Employer Contributions on account of any Plan Year, or partial payments of such Matching Employer Contributions, at any time during such Year or within the time following the close of such Year that is prescribed by law for filing its federal income tax return (including extensions thereof).

4.3    Allocation of Matching Employer Contributions. Except as otherwise provided in any other provision of the Plan or Trust Agreement, each Employer’s Matching Employer Contributions made for a Plan Year shall, subject to the provisions of Sections 3.5(3), 3.6(5) and 3.7(3), be allocated and credited to the Account of each Employee of the Employer who is a Matching Contribution

Participant, who is entitled to receive Matching Employer Contributions and for whom Before-Tax Contributions were made during such Plan Year, with each such Matching Contribution Participant being credited with a portion of such Employer’s Matching Employer Contributions equal to the Matching Employer Contribution Percentage of the Before-Tax Contributions (not in excess of 3% of Compensation or such other percentage of Compensation specified in the Employer’s Instrument of Adoption) made for him pursuant to Section 3.1. An Employee of the Employer who is a Matching Contribution Participant and for whom Before-Tax Contributions are made shall be entitled to receive an allocation of Matching Employer Contributions in accordance with the preceding sentence for the period during which he was a Matching Contribution Participant. For purposes of this Section, the term “Before-Tax Contributions” shall not include any Catch-Up Before-Tax Contributions (as defined in Section 3.11).

4.4    Qualified Nonelective Contributions. For any Plan Year, an Employer, in its discretion, may make a Qualified Nonelective Contribution (1) in such amount, (2) for such Members and (3) in such proportions among such Members as such Employer shall determine. Qualified Nonelective Contributions may be made in cash or Holdings Stock and shall be made within the time prescribed by law for making Qualified Nonelective Contributions. Each Employer shall designate to the Trustee the Plan Year for which and the Members for whom any Qualified Nonelective Contribution is made.

4.5    Allocation of Qualified Nonelective Contributions. Qualified Nonelective Contributions shall be allocated to the Accounts of Members who are designated by an Employer as eligible to share therein in such amounts as such Employer directs.

4.6    Nonelective Employer Contributions. Effective for Plan Years commencing on or after January 1, 2017 and subject to the provisions of the Plan and Trust Agreement, each Employer of Nonelective Contribution Participants shall contribute to the Trust on account of each Plan Year an amount (the “Nonelective Employer Contributions”) equal to 3% of the Compensation received by those Employees of the Employer who are Members and Nonelective Contribution Participants for such Plan Year, but only with respect to Compensation received while such Members were Nonelective Contribution Participants. Notwithstanding the foregoing, for Nonelective Employer

Contributions made on account of the Plan Year commencing January 1, 2017, “Compensation” for purposes of this Section 4.6 and Section 4.7 will exclude any Base Compensation earned prior to January 1, 2017 by any Nonelective Contribution Participant who, during the period in which such Base Compensation was earned, (a) was an FSP Participant or FSP Plus Participant or (b) was a “covered employee” and “participant” under the Retirement Annuity Program (as such terms were then defined under the Retirement Annuity Program) and eligible to accrue a benefit thereunder. An Employer may make Nonelective Employer Contributions on account of a Plan Year, or partial payments of such Contributions, at any time during such Plan Year or within the time following the close of such Year that is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof). Nonelective Employer Contributions shall be made in cash.

4.7    Allocation of Nonelective Employer Contributions. Effective for Plan Years commencing on and after January 1, 2017, each Employer’s Nonelective Employer Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Members who were Nonelective Contribution Participants at any time during such Plan Year, but only with respect to the period during which they were Nonelective Contribution Participants. As of the last day of the period for which Nonelective Employer Contributions are made but in no event later than the last day of the Plan Year there shall be credited to the Account of each such Nonelective Contribution Participant a portion of the Nonelective Employer Contributions of such Nonelective Contribution Participant’s Employer made for such period equal to the amount of such Nonelective Employer Contribution multiplied by a fraction, the numerator of which is the Nonelective Contribution Participant’s Compensation received while a Nonelective Contribution Participant for such period and the denominator of which is the total Compensation received while Nonelective Contribution Participants for such period of all Nonelective Contribution Participants of such Employer.

4.8    Transitional Employer Contributions. Effective for Plan Years commencing on or after January 1, 2017, and subject to the provisions of the Plan and Trust Agreement, each Employer of Transitional RAP Participants shall contribute to the Trust on account of each Plan Year an amount equal to 6% of the Compensation received by those Employees of the Employer who are Members and Transitional RAP Participants for such Plan Year, but only with respect to Compensation received while such Members were Transitional RAP Participants (the “Transitional RAP Contributions”). Effective for Plan Years commencing on or after January 1, 2017, and subject to the provisions of the Plan and Trust Agreement, each Employer of Transitional Kaliburn Participants shall contribute to the Trust on account of each Plan Year an amount equal to 3% of the Compensation received by those Employees of the Employer who are Members and Transitional Kaliburn Participants for such Plan Year, but only with respect to Compensation received while such Members were Transitional Kaliburn Participants (the “Transitional Kaliburn Contributions” and, together with the Transitional RAP Contributions, the “Transitional Employer Contributions”). Notwithstanding the foregoing, for Transitional Employer Contributions made on account of the Plan Year commencing January 1, 2017, “Compensation” for purposes of this Section 4.8 and Section 4.9 will exclude any Base Compensation earned prior to January 1, 2017 by any Transitional Contribution Participant who, during the period in which such Base Compensation was earned, (a) was an FSP Participant or FSP Plus Participant or (b) was a “covered employee” and “participant” under the Retirement Annuity Program (as such terms were then defined under the Retirement Annuity Program) and eligible to accrue a benefit thereunder. An Employer may make Transitional Employer Contributions on account of a Plan Year, or partial payments of such Contributions, at any time during such Plan Year or within the time following the close of such Year that is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof). Transitional Employer Contributions shall be made in cash.

4.9    Allocation of Transitional Employer Contributions.
(1)    Effective for Plan Years commencing on or after January 1, 2017, each Employer’s Transitional RAP Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Members who were Transitional RAP Participants at any time during such Plan Year, but only with respect to the period during which they were Transitional RAP Participants. As of the last day of the period for which Transitional RAP Contributions are made but in no event later than the last day of the Plan Year there shall be credited to the Account of each such Transitional RAP Participant a portion of the Transitional RAP Contributions of such Transitional RAP Participant’s Employer made for such period equal to the amount of such Transitional RAP Contribution multiplied by a fraction, the numerator of which is the Transitional RAP Participant’s Compensation received while a Transitional RAP Participant for such period and the denominator of which is the total Compensation received while Transitional RAP Participants for such period of all Transitional RAP Participants of such Employer.
(2)    Effective for Plan Years commencing on or after January 1, 2017, each Employer’s Transitional Kaliburn Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Members who were Transitional Kaliburn Participants at any time during such Plan Year, but only with respect to the period during which they were Transitional Kaliburn Participants. As of the last day of the period for which Transitional Kaliburn Contributions are made but in no event later than the last day of the Plan Year there shall be credited to the Account of each such Transitional Kaliburn Participant a portion of the Transitional Kaliburn Contributions of such Transitional Kaliburn Participant’s Employer made for such period equal to the amount of such Transitional Kaliburn Contribution multiplied by a fraction, the numerator of which is the Transitional Kaliburn Participant’s Compensation received while a Transitional Kaliburn Participant for such period and the denominator of which is the total Compensation received while Transitional Kaliburn Participants for such period of all Transitional Kaliburn Participants of such Employer.

4.10    Return of Contributions to Employers.
(1)    Except as specifically provided in this Section or in the other Sections of the Plan, the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Members and their Beneficiaries and defraying reasonable expenses of administering the Plan.
(2)    If an Employer Contribution to the Trust is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer within one year after the payment of such Contribution. If an Employer Contribution to the Trust made by an Employer is not fully deductible under section 404 of the Code (or any successor thereto), such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. Earnings attributable to Employer Contributions returned to an Employer pursuant to this Subsection may not be returned, but losses attributable thereto shall reduce the amount to be returned; provided, however, that if the withdrawal of the amount attributable to the mistaken or non‑deductible contribution would cause the balance of the individual Account of any Member to be reduced to less than the balance that would have been in such Account had the mistaken or non‑deductible amount not have been contributed, the amount to be returned to the Employer pursuant to this Section shall be limited so as to avoid such reduction.

4.11    Maximum Additions.
(1)    Notwithstanding any other provision of the Plan, except to the extent permitted under Section 3.11 and section 414(v) of the Code, the maximum annual additions (as defined in Subsection (2) of this Section) to a Member’s account for any limitation year (which shall be the Plan Year) shall in no event exceed the lesser of (a) $40,000 (as adjusted pursuant to section 415(d) of the Code) or (b) 100% of his compensation for such Plan Year.
(2)    For the purpose of this Section, the term “annual additions” means the sum for any limitation year of:
(a)    all contributions (including, without limitation, Before‑Tax Contributions made pursuant to Section 3.1) made by the Controlled Group that are allocated to the Member’s account pursuant to a defined contribution plan maintained by a Controlled Group Member,
(b)    all employee contributions made by the Member to a defined contribution plan maintained by a Controlled Group Member,

(c)    all forfeitures allocated to the Member’s account pursuant to a defined contribution plan maintained by a Controlled Group Member, and
(d)    any amount attributable to medical benefits allocated to the Member’s account established under section 419A(d)(1) of the Code if the Member is or was a key‑employee (as such term is defined in section 416(i) of the Code) during such limitation year or any preceding limitation year.
(3)    For purposes of Section 4.11, the term “compensation” shall include those items of remuneration specified in Treasury Regulation Section 1.415(c)-2(b) (including “deemed section 125 compensation” as defined in Treasury Regulation Section 1.415(c)-2(g)(6)(ii), and amounts described in Treasury Regulation Section 1.415(c)-2(g)(5) that are paid to any nonresident alien who is a Member) and shall exclude those items of remuneration specified in Treasury Regulation Section 1.415(c)-2(c), taking into account the timing rules specified in Treasury Regulation Section 1.415(c)-2(e), but shall not include any amount in excess of the limitation under section 401(a)(17) of the Code in effect for the year. Effective as of January 1, 2008, the term “compensation” as defined in the preceding sentence shall include any payments made to a Member by the later of (a) two and one-half (2-1/2) months after the date of the Member’s severance from employment with the Controlled Group or (b) the end of the limitation year that includes the date of the Member’s severance from employment with the Controlled Group, provided that, absent a severance from employment, such payments (i) would have been paid to the Member if the Member had continued in employment with the Controlled Group and (ii) are regular compensation for services performed during the Member’s regular working hours, compensation for services outside the Member’s regular working hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation. Effective as of January 1, 2009, the term “compensation” shall also include any differential wage payments (within the meaning of section 3401(h)(2) of the Code) made to a Member by the Controlled Group.

4.12    Definitions.
(1)    For purposes of applying the limitations set forth in Section 4.11, all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined contribution plan.
(2)    For purposes of this Section 4.12 and Section 4.11, the term “Controlled Group Member” shall be construed in the light of section 415(h) of the Code.

4.13    FSP Contributions. Effective for Plan Years commencing prior to January 1, 2017, and subject to the provisions of the Plan and Trust Agreement, each Employer shall contribute to the Trust on account of each Plan Year an amount equal to 2% of the FSP Compensation received by Members who are FSP Participants for such Plan Year, but only with respect to FSP Compensation received (or deemed received as provided in Section 1.1(31)) while such Members were FSP Participants. The FSP Contributions of each Employer shall be made in cash. For Plan Years commencing prior to January 1, 2017, an Employer may make FSP Contributions on account of a Plan Year, or partial payments of such Contributions, at any time during such Plan Year or within the time following the close of such Year that is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof). Notwithstanding the foregoing, for the Plan Year ending on December 31, 1997, the amount of the FSP Contribution for such year shall be an amount equal to 2% of the FSP Compensation of FSP Participants for the period from November 1, 1997 through December 31, 1997. Further notwithstanding the foregoing or any other provisions of the Plan, no FSP Contributions shall be contributed to the Trust on account of any Plan Year commencing on or after January 1, 2017.

4.14    Allocation of FSP Contributions. Effective for Plan Years commencing prior to January 1, 2017, each Employer’s FSP Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Members who were FSP Participants at any time during such Plan Year, but only with respect to the period during which they were FSP Participants. As of the last day of the period for which FSP Contributions are made but in no event later than the last day of the Plan Year there shall be credited to the Account of each such FSP Participant a portion of the FSP Contributions of such FSP Participant’s Employer made for such period equal to the amount of such FSP Contribution multiplied by a fraction, the numerator of which is the FSP Participant’s FSP

Compensation received (or deemed received as provided in Section 1.1(31)) while an FSP Participant for such period and the denominator of which is the total FSP Compensation received (or deemed received as provided in Section 1.1(31)) while FSP Participants for such period of all FSP Participants of such Employer.

4.15    FSP Plus Contributions. Effective for Plan Years commencing prior to January 1, 2017, and subject to the provisions of the Plan and Trust Agreement, each Employer shall contribute to the Trust on account of each Plan Year an amount, determined in accordance with Section 4.16, of the FSP Compensation received by Members who are FSP Plus Participants for such Plan Year, but only with respect to FSP Compensation received (or deemed received as provided in Section 1.1(31)) while such Members were FSP Plus Participants. The FSP Plus Contributions of each Employer shall be made in cash. For Plan Years commencing prior to January 1, 2017, an Employer may make FSP Plus Contributions on account of a Plan Year, or partial payments of such Contributions, at any time during such Plan Year or within the time following the close of such Year that is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof). Notwithstanding the foregoing or any other provisions of the Plan, no FSP Plus Contributions shall be contributed to the Trust on account of any Plan Year commencing on or after January 1, 2017.

4.16    Allocation of FSP Plus Contributions. Effective for Plan Years commencing prior to January 1, 2017, each Employer’s FSP Plus Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Members who were FSP Plus Participants at any time during such Plan Year, but only with respect to the period during which they were FSP Plus Participants. The amount of FSP Plus Contributions to be allocated and credited for each FSP Plus Participant for a Plan Year shall be the aggregate of the amounts determined for each calendar month during that Plan Year that the Member is an FSP Plus Participant equal to the percentage of such FSP Plus Participant’s FSP Compensation received (or deemed received as provided in Section 1.1(31)) while an FSP Plus Participant during the month as corresponds to such FSP Plus Participant’s years of Vesting Service as of the end of the previous month as set forth in the following table:

Years of Vesting Service as of the end of a month	Percentage of FSP Compensation
1 year of Vesting Service	4% of FSP Compensation
5 years of Vesting Service	5% of FSP Compensation
10 years of Vesting Service	6% of FSP Compensation
15 years of Vesting Service	7% of FSP Compensation
20 years of Vesting Service	8% of FSP Compensation
25 years of Vesting Service	10% of FSP Compensation

The FSP Plus Contributions of each Employer shall be made in cash. Notwithstanding any other provision of the Plan, no FSP Plus Contributions will be made to the Plan for any Member for any period prior to July 16, 2006 or after December 31, 2016 or, except as otherwise specifically provided in Section 1.1(31), with respect to any FSP Compensation received prior to July 16, 2006 or after December 31, 2016.

ARTICLE V -    INVESTMENTS

5.1    Investment Funds.
(1)    The Trust Fund shall be divided into such Investment Funds as the Investment Committee shall from time to time determine, and all Before‑Tax Contributions, Rollover Contributions, Prior ESOP Contributions, Weartech Prior Matching Contributions and Employer Contributions shall be invested therein as provided in Section 5.5. Notwithstanding the foregoing, the Investment Committee shall direct the Trustee (a) to establish and maintain a Holdings Stock Fund as one of the Investment Funds, and (b) to establish and maintain self-directed investment accounts, subject to such rules and procedures as are established by the Investment Committee, (“Self-Directed Investment Accounts”) for each Member who so elects in accordance with Section 5.5, each of which Self-Directed Investment Accounts shall be considered an Investment Fund hereunder. The Trustee shall invest and reinvest the principal and income of each such Fund and shall keep each such Fund invested, without distinction between principal and income, as required under the terms of the Plan and Trust Agreement. Subject to Section 5.8, dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Fund. The Holdings Stock Fund shall be maintained as an Investment Fund at all times during which a portion of the Plan is intended to constitute an ESOP.
(2)    The Administrative Committee shall adopt, and may amend, from time to time general rules of uniform application that shall provide for the administration of each Investment Fund, including, but not limited to, rules providing for (a) procedures pursuant to which a Member may elect to have his Account invested in any such Fund (if more than one such Fund is established) in accordance with Section 5.5, (b) the method of changing any such election pursuant to Section 5.5 by either the Member or his Beneficiary and the frequency of any such election, (c) the Fund or Funds in which a Member’s Account shall be invested in the absence of an effective election, and (d) any other matters that the Administrative Committee deems necessary or advisable in the administration of any such Fund.

5.2    Account; Sub-Account. The Company shall establish and maintain, or cause to be established and maintained, an Account for each Member, which Account shall reflect, pursuant to Sub Accounts established and maintained thereunder, the amount, if any, of the Member’s (1) Before Tax Contributions, (2) Rollover Contributions, (3) Prior ESOP Contributions, (4) Matching Employer Contributions, (5) Qualified Nonelective Contributions, (6) Nonelective Employer Contributions, (7) Transitional Employer Contributions, (8) FSP Contributions, (9) FSP Plus Contributions, and (10) Weartech Prior Matching Contributions.

5.3    Reports. The Company shall cause reports to be made at least annually to each Member and to the Beneficiary of each deceased Member as to the value of his Account and the amount of his Vested Interest.

5.4    Valuation of Investment Funds.
(1)    The Trustee shall, as of the close of business on each Valuation Date, determine the value of each Investment Fund. Each such valuation shall be made on the basis of the market value (as determined by the Trustee) of the assets of each Fund, except that property which the Trustee determines does not have a readily determinable market value, and bonds and notes issued or guaranteed by the United States, shall be valued at fair market value as determined by the Trustee in such manner as it deems appropriate, and the Trustee’s determination of such value shall be conclusive on all interested persons for all purposes of the Plan. A similar valuation shall be made at any other time upon the written direction of the Administrative or the Investment Committee to the Trustee or when the Trustee deems it appropriate to make such a valuation. In accordance with section 401(a)(28)(C) of the Code, valuation of Holdings Stock that is or becomes not readily tradable on an established securities market shall be made by an independent appraiser who meets the requirements similar to the requirements of the regulations prescribed under section 170(a)(1) of the Code.
(2)    The Trustee shall determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of each such Fund during such period resulting from expenses and realized and unrealized earnings, profits and losses of the Fund during such period. For this purpose, the transfer of funds to or from an Investment Fund pursuant to Section 5.5, Before‑Tax Contributions, Rollover Contributions,

Prior ESOP Contributions, Weartech Prior Matching Contributions and Employer Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Members or Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund.
(3)    After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to Subsections (1) and (2) of this Section shall be allocated as of such Valuation Date to the Accounts of Members and Beneficiaries of deceased Members in proportion to the amounts of such Accounts invested in each Fund on such Valuation Date. In determining the amounts of Accounts on a Valuation Date for the purposes of this Subsection (3), the Investment Committee shall adopt rules to the effect that in determining the allocation of the net gain or loss of each Investment Fund for any such period there shall be counted, on a proportionate basis, contributions to or distributions from, or other credits or debits to, the Accounts of Members and Beneficiaries since the beginning of such period to the extent the amounts so distributed or debited were in such Fund during such period. Such rules shall be uniform in their application to all persons who are similarly situated.

5.5    Investment of Contributions. Each Member may, pursuant to rules and procedures adopted by the Administrative Committee, direct that Before-Tax Contributions, Rollover Contributions, Employer Contributions, Weartech Prior Matching Contributions and Prior ESOP Contributions made by or for him shall be invested in any or all of the Investment Funds (other than any Self-Directed Investment Account). An investment option selected by a Member shall remain in effect and be applicable to all subsequent such Contributions made by or for him unless and until an investment change is made by him and becomes effective pursuant to rules and procedures adopted by the Administrative Committee. Each Member may, pursuant to rules and procedures adopted by the Administrative Committee, make a change in the investment options selected by the Member with respect to amounts then held in his Account, including an election to transfer amounts then held in his Account into or out of a Self-Directed Investment Account; provided, however, that (1) no such transfer into a Self-Directed Investment Account will result in more than 50% of a Member’s Vested Interest being then held in a Self-Directed Investment Account, (2) only amounts attributable to a Member’s Vested Interest and no less than a minimum amount designated by the Investment

Committee may be transferred to a Self-Directed Investment Account, and (3) a Self-Directed Investment Account may not invest in Holdings Stock or any other type of security or other property designated by the Investment Committee as an impermissible investment for a Self-Directed Investment Account. In the absence of an effective investment direction and/or an effective investment change, Before-Tax, Rollover Weartech Prior Matching, and Employer Contributions shall be invested in such Investment Fund or Funds (each of which shall be a “qualified default investment alternative” within the meaning of Department of Labor regulations), and in such proportions, as is designated by the Investment Committee from time to time for such purpose, and Prior ESOP Contributions shall be invested in the Holdings Stock Fund (or in such other Investment Fund as the Investment Committee shall designate for such purpose). To the extent not otherwise permitted by the preceding provisions of this Section, Members shall be permitted, pursuant to procedures established by the Administrative Committee, to diversify the investment of that portion of their Account held in the ESOP to the extent required by section 401(a)(28)(B) of the Code, provided that such members are “qualified participants” within the meaning of section 401(a)(28) of the Code.

5.6    Directions to Trustee. The Administrative Committee shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under Section 5.5 and to provide funds for distributions and withdrawals pursuant to Article VI.

5.7    Loans to Members.
(1)    A Member who is an Employee or a “party in interest” within the meaning of section 3(14) of ERISA, but who is not a Disabled Member, may apply on the form provided by the Administrative Committee for a loan from his Vested Interest in his Account. If the Committee determines that the Member is not in bankruptcy or similar proceedings and is entitled to a loan in accordance with the following provisions of this Section, the Committee shall direct the Trustee to make a loan to the Member from his Account. Each loan shall be charged against the Member’s Vested Interest in his Sub-Accounts as follows: first, against the Member’s Rollover Contributions Sub-Account, if any; second, to the extent necessary, against the Member’s Before-Tax Contributions Sub-Account, if any; third, to the extent necessary, against the Member’s Qualified

Nonelective Contributions Sub-Account, if any; fourth, to the extent necessary, against the Member’s Matching Employer Contributions Sub-Account, if any; fifth, to the extent necessary, against the Member’s Nonelective Employer Contributions Sub-Account, if any; sixth, to the extent necessary, against the Member’s Transitional Employer Contributions Sub-Account, if any; seventh, to the extent necessary, against the Member’s Prior ESOP Contributions Sub-Account, if any; eighth, to the extent necessary, against the Member’s Weartech Prior Matching Contributions Sub-Account, if any; ninth, to the extent necessary, against the Member’s FSP Contributions Sub-Account; and tenth, to the extent necessary, against the Member’s FSP Plus Contributions Sub-Account.
(2)    A Member shall not be entitled to a loan under this Section unless the Member consents to (a) the use of the Member’s Account as security as provided in Subsection (5)(c) of this Section and (b) the possible reduction of the Member’s Account as provided in Subsection (6) of this Section.
(3)    Each loan shall be in an amount that is not less than $1,000. A Member may have up to three loans outstanding at any one time. The maximum loan to any Member (when added to the outstanding balance of all other loans to the Member from all qualified employer plans (as defined in section 72(p)(4) of the Code) of the Controlled Group) shall be an amount that does not exceed the lesser of:
(a)    $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made, or
(b)    50% of the value of such Member’s Vested Interest in his Account on the date on which such loan is made.
(4)    For each Member for whom a loan is authorized pursuant to this Section, the Committee shall (a) direct the Trustee to liquidate the Member’s interest in the Investment Funds, on a pro rata basis, to the extent necessary to provide funds for the loan, (b) direct the Trustee to disburse such funds to the Member upon the Member’s execution of the promissory note and security agreement referred to in Subsection (5)(d) of this Section, (c) transmit to the Trustee the executed promissory note and security agreement referred to in Subsection (5)(d) of this Section, and (d) establish and maintain a separate recordkeeping account within the Member’s Account (the “Loan

Account”) (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Member, (iii) to which the promissory note shall be allocated and (iv) which shall show the unpaid principal of and interest on the promissory note from time to time. All payments of principal and interest by a Member shall be credited initially to his Loan Account and applied against the Member’s promissory note, and then invested in the Investment Funds pursuant to the Member’s direction under Section 5.5.
(5)    Loans made pursuant to this Section:
(a)    shall be made available to all Members on a reasonable equivalent basis;
(b)    shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Members;
(c)    shall be secured by the Member’s Loan Account; and
(d)    shall be evidenced by a promissory note and security agreement executed by the Member that provides for:
(i)    the security referred to in paragraph (c) of this Subsection;
(ii)    a rate of interest determined by the Committee in accordance with applicable law;
(iii)    repayment within a specified period of time, which shall not extend beyond five years, unless the loan is used to acquire any dwelling unit that within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Member, in which case the maximum repayment period shall not extend beyond fifteen years;
(iv)    repayment in equal payments over the term of the loan, with payments not less frequently than quarterly, provided, however, that the Administrative Committee may waive such requirement for a period of not longer than one year in the case of a Member who is on an unpaid leave of absence in accordance with Treasury regulations issued under section 72(p) of the Code; and
(v)    for such other terms and conditions as the Committee shall determine, that shall include provision that:
(A)    with respect to a Member who is an Employee, the loan will be repaid pursuant to authorization by the Member of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period, provided, however, the Committee may waive the requirement of equal payroll deductions if the Company payroll through which the Member is paid cannot accommodate such deductions;
(B)    the loan shall be prepayable in whole at any time without penalty; and
(C)    the loan shall be in default and become immediately due and payable upon the first to occur of the following events:
(I)    the Member’s failure to make required payments on the promissory note;
(II)    in the case of a Member who is not an Employee, distribution of his Account; or
(III)    the filing of a petition, the entry of an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Member, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Member for the benefit of his creditors.
(6)    Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Member’s Loan Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan shall be satisfied by deduction from the Member’s Loan Account, and shall be deemed to have been distributed to the Member, as follows:
(a)    in the case of a Member who is an Employee and who is not, at the time of the default, eligible to receive distribution of his Account under the provisions of Article VI, other than Section 6.7(1), or by order of a court, at such time as he first becomes eligible to receive distribution of his Account under the provisions of Article VI, other than Section 6.7(1), or by order of a court; or
(b)    in the case of any other Member, immediately upon such default.

(7)    Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under section 414(u)(4) of the Code (for Members on a leave of absence for “qualified military service” (as defined in Section 11.8)).

5.8    Dividends on Holdings Stock. Notwithstanding any other provision of the Plan, cash dividends paid on shares of Holdings Stock in which a Member has a Vested Interest that are held in the ESOP as of the record date of such dividend shall be, at the election of the Member or his Beneficiary, either:
(a)    paid by Lincoln Electric Holding, Inc. in cash to the Member or Beneficiary, or, at the discretion of the Administrator, paid by Lincoln Electric Holding, Inc. to the Trust and distributed from the Trust to Members or Beneficiaries, not later than ninety (90) days after the close of the Plan Year in which paid to the Plan; or
(b)    paid to the Plan and reinvested in the Holdings Stock Fund.
In the absence of an effective election under this Section 5.8, dividends on Holdings Stock shall be paid to the Plan and reinvested in the Holdings Stock Fund. The Plan Administrator shall determine the scope, manner and timing of the elections, dividend payments or distributions, and reinvestment in Holdings Stock described herein in any manner that is consistent with section 404(k) of the Code and other applicable provisions of the Code and ERISA. Notwithstanding any other provision of the Plan to the contrary, any dividends reinvested in the Holdings Stock Fund pursuant to this Section 5.8 shall be 100% vested and nonforfeitable at all times.

ARTICLE VI -    DISTRIBUTIONS

6.1    Distributions. A Member’s interest in the Trust Fund shall only be distributable as provided in this and the following Sections of this Article. A Member or Beneficiary who is eligible to receive a distribution under applicable Sections of this Article shall obtain an application for that purpose from the Administrative Committee and file with the Administrative Committee his application in writing on such form, furnishing such information as the Administrative Committee may reasonably require, including satisfactory proof of his age and that of his Spouse (if applicable) and any authority in writing that the Administrative Committee may request authorizing it to obtain pertinent information, certificates, transcripts and/or other records from any public office.

6.2    Distributions on Death While an Employee. If a Member dies while in the employ of a Controlled Group Member or, effective as of January 1, 2007, while performing “qualified military service” (as defined in Section 11.8), his entire Account, valued as of the Valuation Date coinciding with or next following the date on which the Death Beneficiary’s application for distribution is received by the Administrative Committee, shall be paid to the Member’s Death Beneficiary in a lump sum in cash within 60 days after such Valuation Date. Notwithstanding the foregoing, if the Member’s Death beneficiary is his Spouse, such distribution shall be made no later than the date on which the Member would have attained age 70 ½, or if the Member’s Death Beneficiary is not his Spouse, such distribution shall be made within the one year period commencing on the date of the Member’s death.

6.3    Distributions on Employment Severance.
(1)    Upon a Member’s Employment Severance, the Member shall be eligible to elect the distribution of his entire Vested Interest, valued as of the Valuation Date specified in Subsection (3) of this Section, and it shall be paid to him pursuant to one of the following methods as the Member shall elect:
(a)    such amount shall be paid to him in a lump sum in cash, or
(b)    such amount shall be paid to him in cash in not more than 10 annual installments, as elected by the Member, with each annual installment being based on the value of the Member’s Vested Interest in his Account on the Valuation Date immediately preceding the date such installment is to be paid and being a fraction of such value, in which the numerator is one and the denominator is the total number of remaining annual installments to be made.
(2)    An election by a Member pursuant to Subsection (1) of this Section may be made by the Member in writing on an application prescribed by the Administrative Committee pursuant to Section 6.1, signed by the Member and filed with the Administrative Committee and may be changed or revoked at any time before the date on which the Member’s Account is to be paid or commence to be paid pursuant to Subsection (3) of this Section. Notwithstanding the previous sentence, a Member who begins to receive a distribution of his entire Vested Interest in annual installments pursuant to Subsection (1)(b) of this Section may elect at any time prior to his receipt of his entire Vested Interest to receive the remainder of his Vested Interest in a lump sum in cash. Such an election shall be made by the Member in writing on an application prescribed by the Administrative Committee pursuant to Section 6.1, signed by the Member and filed with the Administrative Committee.
(3)    Distributions to a Member pursuant to this Section shall be based on the value of the Member’s Vested Interest in his Account on the Valuation Date coinciding with or next following the later of (a) the date on which he files his application with the Administrative Committee pursuant to Section 6.1 or (b) his Employment Severance Date, and shall be paid or commence to be paid to the Member within 60 days after such Valuation Date.
(4)    Notwithstanding any other provision of the Plan, if the value of a Member’s Vested Interest on the Valuation Date coinciding with or next following his Employment Severance Date does not exceed $1,000, such Vested Interest shall be paid to him in a lump sum in cash (or, if the value of the Member’s Vested Interest on such Valuation Date is zero, shall be deemed to have been paid to him in a lump sum) within 60 days after such Valuation Date.
(5)    In the case of a Member who incurs an Employment Severance, if any portion of the Member’s Account is not nonforfeitable under Section 1.1(71), that portion shall be forfeited as of the earlier of (a) the Valuation Date specified in Subsection (3) (if payment is made in the form of a lump sum) or Subsection (4) of this Section, as applicable and (b) the Valuation Date coinciding with or next following the date on which he incurs five consecutive 1-Year Breaks in

Service. Amounts, if any, forfeited pursuant to this Subsection shall be used to pay expenses of administering the Plan or to reduce subsequent Employer Contributions, as determined by the Committee in its discretion. In the event of the termination of the Plan, any forfeiture not so applied at the time of such termination shall be returned to the Employers.
(6)    If the Vested Interest of a Member who incurs an Employment Severance is paid (or deemed to be paid) to him in a lump sum, such Member’s Years of Vesting Service to which such lump sum payment relates shall thereafter be disregarded for the purpose of determining his Vested Interest in the amount attributable to Employer Contributions included in such payment. Notwithstanding the provisions of the immediately preceding sentence, however, if (a) such Member’s Vested Interest is less than 100% of his Account, (b) he is rehired as an Employee before he incurs five consecutive 1‑Year Breaks in Service and (c) he repays to the Trust Fund, not later than the earlier of (i) the end of the five‑year period beginning with his date of rehire or (ii) the close of the first period of five consecutive 1‑Year Breaks in Service incurred by him after such payment of his Vested Interest, an amount equal to such payment (including the amount attributable to his Member contributions included in such payment), (A) his said Years of Vesting Service to which such payment related shall be reinstated for all purposes of the Plan and (B) the amount of his Account shall be restored, as of the date of such repayment, to an amount equal to the sum of the amount paid to him and the amount forfeited under the preceding Subsections of this Section. For purposes of the preceding sentence, a Member whose Vested Interest was deemed to have been distributed to him at the time of his Employment Severance shall be deemed to have repaid such distribution upon his rehire as an Employee.
(7)    If a Former Weartech Plan Participant who forfeited all or a portion of his interest under the Weartech Plan on account of a distribution (or deemed distribution) to him from the Weartech Plan prior to August 29, 2016 is reemployed as an Eligible Employee under this Plan on or after August 29, 2016 but prior to incurring five consecutive 1‑Year Breaks in Service, such Former Weartech Plan Participant shall have the right to repay to the Trust Fund the full amount of the distribution on or before the earlier of (a) the date such Former Weartech Plan Participant incurs five consecutive 1‑Year Breaks in Service following the date of distribution or (b) the end of the five year period beginning with the date on which such Former Weartech Plan Participant is reemployed. If a Former Weartech Plan Participant who received a deemed distribution from the

Weartech Plan prior to August 29, 2016 is reemployed as an Eligible Employee on or after August 29, 2016 but prior to incurring five consecutive 1‑Year Breaks in Service, such Former Weartech Plan Participant will be deemed to have immediately repaid such distribution to the Plan. In the event of a repayment as described in this Subsection, the Former Weartech Plan Participant’s Year of Vesting Service to which such payment related shall be reinstated and an Account shall be established for such Former Weartech Plan Participant with a value that is not less than the sum of the amount of the distribution and the amount forfeited at the time the distribution was made, unadjusted for any subsequent gains or losses. Thereafter, the portion of such Former Weartech Plan Participant’s Account that is derived from Matching Employer Contributions and Weartech Prior Matching Contributions shall be 20% nonforfeitable on and after completion of two Years of Vesting Service and 100% nonforfeitable on and after completion of three Years of Vesting Service. The sources for restoration of the Former Weartech Plan Participant’s forfeitures shall, in the discretion of the Employer, be income or gain to the Plan, forfeitures or Employer Contributions. Notwithstanding any provision of the Weartech Plan, any forfeitures arising under the provisions of the Weartech Plan that have not been allocated or applied as of August 29, 2016 shall be used to pay expenses of administering the Plan or to reduce subsequent Employer Contributions, as determined by the Committee in its discretion.

6.4    Distributions on Death after Employment Severance. If a Member dies after his Employment Severance and before his entire Vested Interest has been paid to him, the undistributed portion of his Vested Interest valued as of the Valuation Date described in Section 6.2, shall continue to be paid to his Death Beneficiary in the same manner as it was being paid to the Member, or if the Death Beneficiary so elects, shall be paid in a lump sum in cash within 60 days after the Valuation Date coinciding with or next following the date on which the Death Beneficiary makes such election. That portion of such Member’s Account that is not nonforfeitable under Section 1.1(71) shall be forfeited as of the date of his death and such forfeited amount shall be applied as provided in Section 6.3(5).

6.5    Distributions Pursuant to a QDRO. If a qualified domestic relations order (as defined in section 414(p) of the Code) so provides, the portion of a Member’s Account payable to the alternate payee(s) may be distributed to the alternate payee(s) at the time specified in such order, regardless of whether the Member is entitled to a distribution from the Plan at such time. The portion of the Account so payable shall be valued as of the Valuation Date coincident with or next following the date specified in such order.

6.6    Latest Time of Distribution.
(1)    The distribution of a Member’s Vested Interest shall occur, or if such distribution is to take place over a period of time, such distribution shall begin, as provided in the preceding Sections of this Article, but (subject to the application requirements of Section 6.1) in no event later than 60 days after the close of the Plan Year in which the latest of the following events occur: (a) the date on which the Member attains age 60, (b) the 10th anniversary of the year in which the Member commenced membership in the Plan, or (c) the Member’s termination of employment with the Controlled Group.
(2)    Distributions Pursuant to Section 401(a)(9) of the Code.
(a)    Definitions. For the purposes of this Section 6.6(2), the following terms, when used with initial capital letters, shall have the following respective meanings:
(i)    Designated Beneficiary: The person who is designated as the Beneficiary as defined in Section 1.1(7) of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.
(ii)    Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.6(2)(c). The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
(iii)    Life Expectancy: Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.
(iv)    Member’s Account Balance: The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
(v)    Required Beginning Date: The applicable date specified in Section 6.6(2)(c) below.
(b)    General Rules. Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan shall be made in accordance with this Section and the Treasury Regulations issued under section 401(a)(9) of the Code, provided that this Section and such Regulations shall override the other distribution provisions of the Plan only to the extent required by the provisions of section 401(a)(9) of the Code and such Regulations.
(c)    Time of Distribution.
(i)    The Member’s entire Vested Interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date. Except as described in (ii) below, the Required Beginning Date of a Member who is a 5% owner (as defined in section 416 of the Code) shall be the April 1 of the calendar year following the calendar year he attains age 70½ and the Required Beginning Date of any other Member shall be the April 1 of the calendar year following the later of (A) the calendar year he terminates employment or (B) the calendar year he attains age 70½.
(ii)    If the Member dies before distributions begin, the Member’s entire Vested Interest will be distributed, or begin to be distributed, no later than as follows:
(A)    If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, then, unless the election described in (iv) below is made, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70½, if later.
(B)    If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, then, unless the election described in (iv) below is made, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.
(C)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire Vested Interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.
(D)    If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this Section 6.6(2)(c)(ii), other than subparagraph (A), will apply as if the surviving Spouse were the Member.
(iii)    For purposes of this Section 6.6(2), unless subparagraph (D) of Section 6.6(2)(c)(ii) applies, distributions are considered to begin on the Member’s Required Beginning Date. If subparagraph (D) of Section 6.6(2)(c)(ii) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (A) of Section 6.6(2)(c)(ii).

(iv)    Notwithstanding the foregoing, if a Member dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the Required Beginning Date specified above if the Member or the Beneficiary elects, on an individual basis, that the Member’s entire Vested Interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member’s death; provided, however, that if the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member but before distributions to either the Member of the surviving Spouse begin, this election will apply as if the surviving Spouse were the Member. The election provided in this Section 6.6(2)(c)(iv) must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin, or by September 30 of the calendar year that contains the fifth anniversary of the Member’s (or, if applicable, surviving Spouse’s) death.
(d)    Required Minimum Distributions During Member’s Lifetime.
(i)    During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(A)    the quotient obtained by dividing the Member’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or
(B)    if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.
(ii)    Required minimum distributions will be determined under this Section 6.6(2)(d) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

(e)    Required Minimum Distributions After Member’s Death.
(i)    Death on or after date distributions begin:
(A)    If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:
(I)    The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.
(II)    If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
(III)    If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.
(B)    If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.
(ii)    Death before date distributions begin:
(A)    If the Member dies before the date distributions begin and there is a Designated Beneficiary, then, unless the election described in Section 6.6(2)(c)(iv) above is made, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in Section 6.6(2)(e)(i).
(B)    If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire Vested Interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.
(C)    If the Member dies before the date distributions begin, the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 6.6(2)(c)(ii), this Section 6.6(2)(e)(ii) will apply as if the surviving Spouse were the Member.
(f)    2009 Required Minimum Distributions. Notwithstanding the preceding provisions of this Section 6.6(2), a Member or Designated Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (a) equal to the 2009 RMDs or (b) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancy) of the Member and the Member’s Designated

Beneficiary, or for a period of at least 10 years, will not receive those distributions for 2009 unless the Member or Designated Beneficiary chooses to receive such distributions. Members and Designated Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. The opportunity to make a direct rollover pursuant to Section 6.9 of the Plan will be offered only for distributions that would be eligible rollover distributions without regard to section 401(a)(9)(H) of the Code.

6.7    Withdrawals.
(1)    Withdrawals on Account of Hardship. A Member who is an Employee and who has obtained all distributions and withdrawals (including distributions of ESOP dividends under section 404(k) of the Code but not Hardship distributions) and all nontaxable loans then available under all plans maintained by the Controlled Group (including, without limitation, any qualified and non-qualified deferred compensation plan and any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan)), may request, on a form provided by and filed with the Committee, a withdrawal on account of Hardship of all or a part of his Vested Interest in the following Sub-Accounts: Rollover Contributions Sub-Account, Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto), Matching Employer Contributions Sub-Account, Transitional Employer Contributions Sub-Account, Prior ESOP Contributions Sub-Account and Weartech Prior Matching Contributions Sub-Account. Upon making a determination that the Member is entitled to a withdrawal on account of Hardship, the Committee shall direct the Trustee to distribute to such Member the amount requested and charge the amount of the withdrawal to the Member’s Sub-Accounts in the order set forth in the preceding sentence, provided, however, that the amount of the withdrawal shall not be in excess of the amount necessary to alleviate such Hardship. If a withdrawal on account of Hardship is made by a Member pursuant to this Subsection, notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary, the Member’s Before-Tax Contributions to the Plan (or any comparable contributions to any other plan maintained by the Controlled Group, including, without limitation, any non-qualified deferred compensation plan, any cash or deferred arrangement that is part of a cafeteria plan (other than mandatory employee contributions under a welfare plan or pension plan) and any stock option, stock purchase or similar plan) shall be suspended for a period of 6 months following receipt of the Hardship withdrawal. A Member who has made a withdrawal pursuant to this Section and who desires to resume having Before-Tax Contributions made for him may do so, as of any Valuation Date after the expiration of the suspension period specified in this Section, if he is then an Eligible Employee and he again enrolls as a contributing Member pursuant to Sections 2.2(1) and 3.1.
(2)    Withdrawals upon Attainment of Age 59 ½. A Member who is an Employee and who is at least age 59 ½ may request, on a form provided by and filed with the Committee, a withdrawal of all or a part of his Vested Interest in the following Sub Accounts: Rollover Contributions Sub-Account, Before-Tax Contributions Sub Account, Qualified Nonelective Contributions Sub-Account, Matching Employer Contributions Sub-Account, Nonelective Employer Contributions Sub-Account, Transitional Employer Contributions Sub-Account, FSP Contributions Sub-Account, FSP Plus Contributions Sub-Account, Prior ESOP Contributions Sub-Account and Weartech Prior Matching Contributions Sub Account. Any such partial withdrawal shall be charged pro-rata to such Sub Accounts.
(3)    Withdrawals of Rollover Contributions. A Member who is an Employee may request, on a form provided by and filed with the Committee, a withdrawal of all or any part of his Rollover Contributions Sub-Account.
(4)    Withdrawals upon Disability. A Member, who is an Employee and who incurs a Disability, may request, on a form provided by and filed with the Committee, a withdrawal of all or a part of his Vested Interest in the following Sub Accounts: Rollover Contributions Sub-Account, Before-Tax Contributions Sub Account, Qualified Nonelective Contributions Sub-Account, Matching Employer Contributions Sub-Account, Nonelective Employer Contributions Sub-Account, Transitional Employer Contributions Sub-Account, FSP Contributions Sub-Account, FSP Plus Contributions Sub-Account, Prior ESOP Contributions Sub-Account and Weartech Prior Matching Contributions Sub Account. Any such withdrawal shall be charged pro rata to such Sub Accounts. For purposes of this Section 6.7(4), a Member is disabled on the date the Committee determines the Member satisfies the definition of Disability. The Committee may require a Member to submit to a physical examination in order to confirm the Member’s Disability.

(5)    Withdrawals made pursuant to this Section may be made, effective as of any Valuation Date, upon such prior notice as may be required by the Administrative Committee. Withdrawals made pursuant to this Section shall be in an amount not less than any minimum amount established by the Committee. Withdrawals from a Member’s Sub-Accounts made pursuant to this Section shall be allocated among the Investment Funds in the same proportion as the value (determined as of the Valuation Date that is the effective date of such withdrawal) of such Member’s Sub-Accounts invested in each such Investment Fund bears to the total value (determined as of such Valuation Date) of such Sub Accounts.

6.8    Effect of Five Consecutive 1-Year Breaks in Service on Vesting Service. If a Member’s Employment Severance occurs and he is subsequently rehired as an Employee after incurring five consecutive 1‑Year Breaks in Service, Years of Vesting Service after such five‑year period shall not be taken into account for the purpose of determining his Vested Interest in the amount attributable to Employer Contributions or Weartech Prior Matching Contributions allocated to his Account before such five‑year period.

6.9    Transfers of Eligible Rollover Distributions.
(1)    If a Member, Spouse or a Beneficiary who is a designated beneficiary within the meaning of section 401(a)(9) of the Code (each of which are hereinafter referred to as the “distributee”) is eligible to receive a distribution from the Plan that constitutes an Eligible Rollover Distribution and the distributee elects to have all or a portion of such distribution paid directly to an “eligible retirement plan” (as defined in Subsection (3) of this Section) and specifies the eligible retirement plan to which the distribution is to be paid, such distribution (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A distributee may not elect a direct rollover of a portion of an Eligible Rollover Distribution unless the amount to be rolled over is at least $500. A direct rollover is a payment made by the Plan to the eligible retirement plan so specified for the benefit of the distributee. Notwithstanding the preceding provisions of this Section, a direct rollover of an Eligible Rollover Distribution shall not be made if a distributee’s Eligible Rollover Distributions for a Plan Year are reasonably expected to total less than $200.

(2)    The Company shall prescribe reasonable procedures for elections to be made pursuant to this Section. Within a reasonable period of time (as prescribed by Treasury regulations or rulings) before the payment of an Eligible Rollover Distribution, the Company shall provide a written notice to the distributee describing his or her rights under this Section and such other information required to be provided under section 402(f) of the Code. Unless otherwise specifically provided herein, for purposes of this Section, the term “Spouse” shall include a former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.
(3)    For purposes of this Section, the term “eligible retirement plan” means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan described in section 457(b) of the Code that is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan, effective January 1, 2008 a Roth IRA described in section 408A(b) of the Code, or any other type of plan that is included within the definition of “eligible retirement plan” under section 401(a)(31)(E) of the Code. The preceding definition of “eligible retirement plan” shall apply in the case of a distribution to a Spouse after a Member’s death, or to a Spouse or former spouse who is an alternate payee. However, in the case of a distributee other than the Member, Spouse or former Spouse who is an alternate payee, the term ‘eligible retirement plan’ shall mean only an individual retirement account or annuity described in section 408 of the Code.

6.10    Distribution of Holdings Stock.
(1)    Notwithstanding the preceding provisions of this Article, a Member or Beneficiary who is eligible to receive a distribution pursuant to this Article VI (other than pursuant to Section 6.7(1)) may elect to receive that portion of his distribution that is attributable to his interest in the Holdings Stock Fund in the form of whole shares of Holdings Stock with any fractional shares of Holdings Stock in cash.

(2)    In accordance with sections 409(h)(4), (5) and (6) of the Code, if the Holdings Stock is or becomes not readily tradable on an established market, then any Member who is otherwise entitled to a total distribution from the Plan shall have the non-terminable right (hereinafter referred to as the “Put Option”) to require that his Holdings Stock be repurchased by the Company. The Trustee may elect to repurchase such Holdings Stock, in lieu of the Company. The Put Option shall only be exercisable during the sixty-day (60) period immediately following the date of distribution, and if the Put Option is not exercised within such sixty-day (60) period, it can be exercised for an additional sixty (60) days in the following Plan Year.
The amount paid for Holdings Stock pursuant to the exercise of a Put Option as part of a lump sum distribution shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the request for total distribution and not exceeding five (5) years. There shall be adequate security provided and reasonable interest paid on an unpaid balance due under this paragraph.
If the Company is required to repurchase Holdings Stock as part of an installment distribution, the amount to be paid for Holdings Stock will be paid not later than thirty (30) days after the exercise of the Put Option.

6.11    Transfers of Assets from this Plan to Other Plans. The Trustee shall, at the direction of the Company, transfer amounts held under this Plan to a trust held under another plan that meets the requirements of sections 401(a) and 501(a) of the Code; provided that such transfer satisfies the requirements of sections 414(l) and 411(d)(6) of the Code and Treasury regulations issued thereunder.

6.12    Distributions to Certain Individuals Performing Military Service .
(1)    To the extent permitted by section 414(u)(12)(B) of the Code, a Member shall be treated as having had an Employment Severance during any period that the Member is performing services in the uniformed services (as defined in section 3401(h)(2)(A) of the Code) on active duty for a period of more than 30 days, and may elect to receive a distribution of all or a portion of his Before-Tax Contributions made under the Plan. A Member who receives a distribution from the Plan by reason of this Section 6.12(1) shall have his Before-Tax Contributions suspended for a period of 6 months beginning on the date of distribution.

(2)    A Member who is an Employee and is ordered or called to active duty may elect a Qualified Reservist Distribution. A “Qualified Reservist Distribution” is any distribution, if (a) the distribution is from amounts attributable to Before-Tax Contributions; (b) the Member was, by reason of being a member of a reserve component, as defined in Section 101 of Title 37 of the United States Code, ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (c) such distribution is made during the period beginning on the date of such order or call, and ending at the close of the Member’s active duty period.
ARTICLE VII -    ADMINISTRATION OF THE TRUST FUND

7.1    The Trust Fund. The Trust Fund shall be held by the Trustee for the exclusive benefit of the Members and their Beneficiaries and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and in the Trust Agreement. The Trustee shall, from time to time, make payments, distributions and deliveries from the Trust Fund as provided in the Plan. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it and shall be subject to all of the duties imposed upon it under the Plan and Trust Agreement. The Trust Agreement is hereby incorporated in the Plan by reference, and each Employer, by adopting the Plan, affirms the authority of the Company to execute the Trust Agreement (including any amendment or supplement thereto) in its behalf with respect to the Plan.

7.2    No Guarantee Against Loss. Neither the Trustee, the Administrative Committee, the Investment Committee nor any Employer in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to the Trust Fund for payment with respect to such interest.

7.3    Payment of Benefits. All payments of benefits provided for by the Plan shall be made solely out of the Trust Fund in accordance with instructions given to the Trustee by the Administrative Committee pursuant to the terms of the Plan, and neither any Employer, the Administrative Committee, the Investment Committee nor the Trustee shall be otherwise liable for any benefits payable under the Plan.

7.4    No Diversion of Trust Fund. Except as specifically provided in other Sections of the Plan, it shall be and is hereby made impossible, at any time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries under the Plan, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than the exclusive benefit of Employees or their Beneficiaries.

ARTICLE VIII -    COMMITTEES

8.1    Composition of Committees. The Administrative Committee and the Investment Committee shall each consist of three or more members who may be, but are not required to be, Members, Employees or directors of an Employer. The members of the Administrative Committee and the Investment Committee and their successors shall be appointed by the Board to serve for such terms as the Board may fix. Any member of the Administrative or Investment Committee may be removed at any time by the Board, which may also increase, or decrease to not less than three, the number of Committee members. Any member of the Administrative or Investment Committee may resign by delivering his written resignation to the Board. Upon the existence of any vacancy in the membership of the Administrative or Investment Committee, the Board shall appoint a successor, unless the number of Committee members is decreased as provided in this Section.

8.2    Certification of Members. The Company shall certify the number and names of the members of the Administrative Committee and the Investment Committee to the Trustee. The Trustee may rely upon such certification until it receives written notice from the Company as to a change in the membership of the Administrative or Investment Committee.

8.3    Formalities of Committee Action. The Administrative Committee and the Investment Committee may adopt, and amend from time to time, such rules for its government and the conduct of its business as it deems advisable, including a rule authorizing one or more of its members or its officers to execute instruments on its behalf evidencing its action and the Trustee and any other persons may rely on any instrument signed by such a person or persons so authorized as properly evidencing the action of the Committee. The Administrative or Investment Committee may from time to time, by resolution adopted by it, delegate to one or more of its members or officers, to a sub‑committee or sub‑committees or to an agent or agents of the Committee, such of the Committee’s functions and duties as the Committee deems advisable. The Administrative or Investment Committee shall each elect its Chairman from its membership, and may elect other officers who need not be Committee members. Except as may otherwise be provided by rules or procedures adopted by the Committee, the Administrative and Investment Committees may each act by majority action either at a meeting or in writing without a meeting and any action that purports to be an action of the Committee and that is evidenced by the signatures of a majority of the members of the Committee shall be deemed to be the action of the Committee.

8.4    Adoption of Rules. The Administrative Committee may from time to time adopt rules for the administration of the Plan. Such rules may be amended by the Administrative Committee from time to time, but such rules, as the same may be amended, (a) insofar as they apply to the rights of Members, shall be uniform in their application to all Members who are similarly situated and (b) shall not be inconsistent with the terms of the Plan or Trust Agreement.

8.5    Functions and Duties of Administrative Committee.
(1)    The Administrative Committee shall have such functions and duties and only such functions and duties as are specifically conferred upon it by the Plan or the Trust Agreement or as may be delegated to it pursuant to Section 10.3. A member of the Administrative Committee shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as Committee members may be directors of an Employer, Employees or Members, but no Committee member shall vote or act in connection with the Committee’s action relating solely to himself. Except as may be required by law, no bond or other security need be required of any member of the Administrative Committee in such capacity in any jurisdiction.
(2)    The Administrative Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Members or other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Administrative Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrative Committee):

(a)    To resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual’s entitlement to become a Member;
(b)    To determine the amount of benefits, if any, payable with respect to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto);
(c)    To determine the amount of an Employee’s Compensation; and
(d)    To conduct the review procedure specified in Section 9.3.
All decisions of the Administrative Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretation, matter or other determination or question under the Plan shall be final and binding on all parties affected thereby subject to the provisions of Sections 8.7 and 9.3. The Administrative Committee shall instruct the Trustee as to the benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of the payment of such benefits.
(3)    The Administrative Committee may employ such clerical, legal, accounting or other assistance as it deems necessary or advisable for the proper performance of its functions and duties under the Plan.

8.6    Reliance on Records. The Administrative Committee may rely upon the records of a Controlled Group Member or upon any certificate, statement or other representation made to it by an Employee, a Member, a Beneficiary, a Controlled Group Member, an auditor or the Trustee concerning any fact required to be determined under any of the provisions of the Plan and shall not be required to make inquiry into the propriety of any action by an Employer, an auditor or the Trustee.

8.7    Revocability of Administrative Committee Action. Any action taken by the Administrative Committee with respect to the rights or benefits of any person under the Plan shall be revocable by the Administrative Committee as to payments or distributions not theretofore made, pursuant to such action, from the Trust Fund; and appropriate adjustments may be made in future payments or distributions to a Member or his Beneficiary to offset any excess payment or underpayment theretofore made to such Member or his Beneficiary from the Trust Fund.

8.8    Responsibilities of Investment Committee.
(1)    The Investment Committee shall have such responsibilities and authority and only such responsibilities and authority as are specifically conferred upon it by the Plan or Trust Agreement or as may be delegated to it pursuant to Section 10.3. Except as may be required by law, no bond or other security need be required of any member of the Investment Committee in such capacity in any jurisdiction.
(2)    The Investment Committee shall have the responsibilities and authority set forth in the Plan and the Trust Agreement, including, but not limited to, the responsibility and authority to:
(a)    monitor the performance of the Trustee,
(b)    select the Investment Funds to be made available pursuant to Section 5.1,
(c)    pursuant to Section 5.5, to select the Investment Fund or Funds that will apply in the absence of a Member’s direction,
(d)    designate the person or persons (including the Investment Committee or the Trustee) who will have discretionary investment authority regarding the assets of the Investment Funds, and
(e)    to perform the duties specified in Article XIV with respect to Holdings Stock.

8.9    Compensation and Expenses. The members of the Administrative and Investment Committees shall serve without compensation for their services as Committee members unless the Company shall provide for compensation for such services. The reasonable expenses of the Administrative and Investment Committees shall be paid as provided in Section 12.2.

8.10    Uniform Administration. All action taken by the Administrative Committee under the Plan shall treat all persons similarly situated in a uniform and consistent manner.

ARTICLE IX -    CLAIMS PROCEDURES

9.1    Method of Filing Claim. Any Member or Beneficiary who believes that he is entitled to receive a benefit under the Plan that he has not received may file with the Administrative Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such claim. Such a claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to any member of the Administrative Committee.

9.2    Notification to Claimant. Unless such claim is allowed in full by the Administrative Committee, the Committee shall (within 90 days after such claim was filed, plus an additional period of 90 days if the Administrative Committee determines that special circumstances require an extension of time for processing the claim and if written notice of the additional 90 day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given within the first 90 day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state (1) the specific reason(s) for the denial of the claim, (2) specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the denial of the claim was based, (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) a description of the Plan’s review procedure specified in Section 9.3 including the time limits applicable to such procedure and a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. Notwithstanding the provisions of this Article IX, in the case of a determination of Disability (other than pursuant to the Federal Social Security Act) involving a Former Weartech Plan Participant, the disability claims procedures and review procedures of the Weartech Plan shall apply.

9.3    Review Procedure. Within six months after the denial of his claim, the claimant or his duly authorized representative may appeal such denial by filing with the Administrative Committee his written request for a review of his said claim. If the claimant does not file such request with the Administrative Committee within such six month period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Administrative Committee on his claim. If such an appeal is so filed within such six months, a Named Fiduciary designated by the Company shall conduct a full and fair review of such claim. During such full and fair review, the claimant shall be provided with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant’s claim for benefits. In addition, such full and fair review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial decision. The Administrative Committee shall mail or deliver to the claimant written notice of the Named Fiduciary’s decision within a reasonable period of time, but not later than 60 days after the receipt of the request for review unless special circumstances require an extension of time for processing. If the Administrative Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant setting forth the special circumstances requiring an extension of time and the date by which the Named Fiduciary expects to render a decision, and shall be furnished prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. In the case of an adverse decision on review, the notice of decision (a) shall be written in a manner calculated to be understood by the claimant, (b) shall state the specific reason(s) for the decision, (c) shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the decision is based, (d) shall contain a statement that the claimant is entitled to receive, upon request, and free of change, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and (e) shall contain a statement describing any voluntary appeal procedures offered by the Plan including the claimant’s right to bring an action under section 502(a) of ERISA. To the extent permitted by applicable law, the decision on review shall be final and binding on all interested persons. The Named Fiduciary appointed to conduct the review procedure set forth in this Section shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Administrative Committee under Section 8.5

ARTICLE X -    ADMINISTRATION OF THE PLAN
AND FIDUCIARY RESPONSIBILITIES

10.1    Responsibility for Administration. Except to the extent that particular responsibilities are assigned or delegated to other Fiduciaries pursuant to the Trust Agreement, other Articles of the Plan or Section 10.3, the Company (as the Administrator) shall be responsible for the administration of the Plan. Each other Fiduciary shall have only such powers, duties, responsibilities and authorities as are specifically conferred upon him or it pursuant to provisions of the Plan or Trust Agreement.

10.2    Named Fiduciaries. For the purposes of the Plan, the Named Fiduciaries shall be the Company, the Administrative Committee, the Investment Committee and the Trustee. The Company may designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument (or in a delegation pursuant to Section 10.3) that relate to the administration of the Plan, provided such designee accepts such designation. Such a designation may be terminated at any time by notice from the Company to the designee or by notice from the designee to the Company.

10.3    Delegation of Fiduciary Responsibilities.
(1)    The Company, the Administrative Committee and the Investment Committee may each delegate to any person or persons any one or more powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund.
(2)    Any delegation pursuant to Subsection (1) of this Section, (a) shall be signed on behalf of the delegator, be delivered to and accepted in writing by the delegatee, (b) shall contain such provisions and conditions relating to such delegation as the delegator deems appropriate, (c) shall specify the powers, functions, duties and/or responsibilities therein delegated, (d) may be amended from time to time by written agreement signed on behalf of the delegator and by the delegatee and (e) may be revoked (in whole or in part) at any time by written notice from one party to the other. A fully executed copy of any instrument relating to any delegation (or revocation of any delegation) under the Plan shall be filed with each of the Named Fiduciaries.

10.4    Immunities. Except as otherwise provided in Section 10.5 or by applicable law, (a) no Fiduciary shall have the duty to discharge any duty, function or responsibility that is specifically assigned exclusively to another Fiduciary or Fiduciaries by the terms of the Plan or Trust Agreement or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the Plan or Trust Agreement; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or on his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; and (e) any Fiduciary may rely and shall be fully protected in acting upon the advice of counsel, who may be counsel for any Controlled Group Member, upon the records of a Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation or determination of the Auditor of a Controlled Group Member, or upon any certificate, statement or other representation made by an Employee, a Member, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan.

10.5    Limitation on Exculpatory Provisions. Notwithstanding any other provision of the Plan or Trust Agreement, no provision of the Plan or Trust Agreement shall be construed to relieve (or have the effect of relieving) any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Title 1 of ERISA.

ARTICLE XI -    MISCELLANEOUS

11.1    Spendthrift Provisions. No right or interest of any kind of a Member or Beneficiary in the Trust Fund shall be anticipated, assigned (either in law or equity), alienated or be subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process, except in accordance with a qualified domestic relations order as defined in section 414(p) of the Code. The Administrative Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with section 414(p) of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Member’s benefit under the Plan, to the extent permitted under section 401(a)(13)(C) of the Code; provided that the requirements of section 401(a)(13)(C)(ii) of the Code relating to the protection of the Member’s Spouse (if any) are satisfied.

11.2    Facility of Payment. In the event the Committee finds that any Member or Beneficiary to whom a benefit is payable under the Plan is (at the time such benefit is payable) unable to care for his affairs because of physical, mental or legal incompetence, the Committee, in its sole discretion, may cause any payment due to him hereunder, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to the person or institution deemed by the Committee to be maintaining or responsible for the maintenance of such Member or Beneficiary; and any such payment shall be deemed a payment for the account of such Member or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.

11.3    No Enlargement of Employment Rights. Nothing herein contained shall constitute or be construed as a contract of employment between any Employer and any Employee or Member and all Employees shall remain subject to discipline, discharge and layoff to the same extent as if the Plan had never gone into effect. An Employer by adopting the Plan, making contributions to the Trust Fund or taking any other action with respect to the Plan does not obligate itself to continue the employment of any Member or Employee for any period or, except as expressly provided in the Plan, to make any payments into the Trust Fund.

11.4    Merger or Transfer of Assets. There shall not be any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to, any other plan, unless each Member of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

11.5    Action by Company. Wherever the Company is authorized to act under the Plan (including but not limited to any delegation of its fiduciary powers and responsibilities under the Plan), such action shall be taken, unless otherwise provided in the Plan, by written instrument executed by an officer of the Company. The Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.

11.6    Severability Provision. If any provision of the Plan or Trust Agreement or the application thereof to any circumstance or person is invalid, the remainder of the Plan or Trust Agreement and the application of such provision to other circumstances or persons shall not be affected thereby.

11.7    Correction of Errors. Notwithstanding anything herein to the contrary, the Plan Administrator or the Administrative Committee may take such actions or permit such actions to be taken as are necessary and reasonably calculated to correct an administrative error made by an Employer, the Plan Administrator, the Committee, the Trustee or any other Fiduciary or administrator.

11.8    Military Service. Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. “Qualified military service” means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

11.9    Recovery of Overpayments. In the event of an erroneous payment or payment amount in excess of the Plan’s obligation, the Plan may reduce future benefits by the amount of the error or may recover the excess directly from the person to or for whom the payment was made. This right of recovery does not limit the Plan’s right to recover an erroneous payment in any other manner.

11.10    Limitations on Investments and Transactions/Conversions.
(1)    The Plan Administrator, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including, without limitation, the right to change or suspend contributions, and/or the right to receive a distribution, loan or withdrawal from an Account in the event of any conversion, change in recordkeeper and/or Plan merger or spinoff.
(2)    The Plan Administrator, in its sole and absolute discretion, may suspend, in whole or in part, temporarily or permanently, Plan transactions dealing with investments, including without limitation, the right of a Member to change investment elections or reallocate Account balances in the event of any conversion, change in recordkeeper, change in Investment Funds and/or Plan merger or spinoff.
(3)    In the event of a change in Investment Funds and/or a Plan merger or spinoff, the Investment Committee, in its sole and absolute discretion, may decide to map investments from a Member’s prior Investment Fund elections to the then available Investment Funds under the Plan. In the event that investments are mapped in this manner, the Member shall be permitted to reallocate funds among the Investment Funds (in accordance with the terms of the Plan and any relevant rules and procedures adopted for this purpose) after the suspension period described in Subsection (2) of this Section (if any) is lifted.
(4)    Notwithstanding any provision of the Plan to the contrary, the Investment Funds shall be subject to, and governed by, all applicable legal rules and restrictions and the rules specified by the Investment Fund providers in the Fund prospectus(es) or other governing documents thereof (to the extent such rules and procedures are imposed and enforced by the Investment Fund provider against the Plan or a particular Member). Such rules, procedures and restrictions may limit the ability of a Member to make transfers into or out of a particular Investment Fund and/or may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, the Trustee, recordkeeper, Plan Administrator, Investment Committee or Investment Fund provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate.

11.11    Electronic Media. Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Members and Beneficiaries. Electronic media may include, but are not limited to, e-mail, the Internet, intranet systems and telephonic response systems.

ARTICLE XII -    OTHER EMPLOYERS

12.1    Adoption by Other Employers. The Employers under the Plan are the Company and those Employers listed on Exhibit A to the Plan. Any other Controlled Group Member may, with the consent of the Administrative Committee, adopt the Plan and thereby become an Employer hereunder by executing an Instrument of Adoption evidencing such adoption and filing a copy thereof with the Company. Such Instrument of Adoption shall (subject to such terms and conditions as the Committee may require or approve) become incorporated in the Plan by reference. Further, such Instrument of Adoption may include such terms and conditions as the Committee requires or approves, including without limitation terms regarding the level of Matching Employer Contributions to be made by the Employer, if any. By their adoption of the Plan, Employers other than the Company shall be deemed to consent to actions taken by the Company in entering into the Trust Agreement and any other arrangements for the purpose of providing benefits under the Plan, and to authorize the Company and the Administrative Committee to take any actions within the authority of the Company or the Administrative Committee, as applicable, under the terms of the Plan.

12.2    Costs and Expenses. The costs and expenses incurred in connection with the administration of the Plan and Trust Fund shall be paid from the Trust Fund; provided, however, that the Company, in its absolute discretion, may elect at any time to pay part or all thereof directly, but any such election shall not bind the Company as to its right to elect with respect to the same or other expenses at any other time to have such expenses reimbursed or paid from the Trust Fund.

12.3    Withdrawal of Employer. Any Employer (other than the Company) that adopts the Plan may elect separately to withdraw from the Plan. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer and filed with the Company and the Trustee. In the event of such a withdrawal of an Employer, or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to Section 13.1, such Employer (herein called “former Employer”) shall cease to be an Employer, Employer Contributions of such former Employer and

Before‑Tax Contributions, and Rollover Contributions of or for Employees of such former Employer shall cease.

ARTICLE XIII -    AMENDMENT OR TERMINATION

13.1    Right to Amend or Terminate. Subject to the limitations of Sections 4.10(1) and 7.4 of the Plan, the Company has reserved, and does hereby reserve, the right at any time, without the consent of any other Employer or of the Members, Beneficiaries or any other person, (a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Members and their Beneficiaries, or (b) to amend the Plan, in whole or in part. The Plan may be amended only by the Company.

13.2    Procedure for Termination or Amendment. Any termination or amendment of the Plan pursuant to Section 13.1 shall be expressed in an instrument executed by an officer of the Company and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.

13.3    Distribution Upon Termination. If the Plan shall be terminated by the Company pursuant to Section 13.1, Employer Contributions, Before‑Tax Contributions, and Rollover Contributions to the Plan shall cease, but the Trust Fund shall be distributed as if the Plan had not been terminated.

13.4    Amendment Changing Vesting Schedule.
(1)    If any Plan amendment changes any vesting schedule under the Plan, each Member having not less than three years of service shall be permitted to elect, during the election period described in Subsection (2) of this Section, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.
(2)    Such election period shall begin on the date the Plan amendment is adopted and shall end no earlier than the latest of the following dates: (a) the date that is 60 days after the day the Plan amendment is adopted, (b) the date that is 60 days after the day the Plan amendment becomes effective, or (c) the date that is 60 days after the day the Member is issued written notice of the Plan amendment by the Company.
(3)    For purposes of Subsection (1) of this Section, a Member shall be considered to have completed three years of service if such Member has completed three years of service, whether or not consecutive, without regard to the exceptions of section 411(a)(4) of the Code, prior to the expiration of the election period described in Subsection (2) of this Section.

13.5    Nonforfeitable Amounts. Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all Employees to benefits accrued to the date of such termination or partial termination or discontinuance, to the extent then funded, or the amounts credited to the Employees’ Accounts, shall be nonforfeitable.

13.6    Prohibition on Decreasing Accrued Benefits. No amendment to the Plan (other than an amendment described in section 412(c)(8) of the Code) shall have the effect of decreasing the accrued benefit of any Member. For purposes of the preceding sentence, a Plan amendment that has the effect of (a) eliminating or reducing an early retirement benefit or a retirement‑type subsidy (as defined in regulations of the Secretary of the Treasury) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits, provided, however, that in the case of a retirement‑type subsidy, this sentence shall apply only with respect to a Member who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

ARTICLE XIV -    RULES REGARDING HOLDINGS STOCK

14.1    Voting Holdings Stock. Before each annual or special meeting of the shareholders of the Lincoln Electric Holdings, Inc., the Administrative Committee shall cause to be sent to each Member and Beneficiary who has voting shares of Holdings Stock allocated to his Account on the record date of such meeting a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions on how to vote the voting shares of Holdings Stock allocated to his Account. Upon receipt of such instructions, the Trustee shall vote the voting shares allocated to such Member’s or Beneficiary’s Accounts as instructed. The Trustee shall not vote shares allocated to a Member’s or Beneficiary’s Account for which no instructions are received. The Trustee shall vote all voting shares of Holdings Stock that represent forfeited Account values that have not been reallocated at the time of any such proxy solicitation in the same proportion as it exercises voting rights as directed by Members and Beneficiaries. A Member has the right to instruct the Trustee with respect to voting shares of Holdings Stock on all matters which involve the voting of such shares, including the exercise of any appraisal rights, dissenters’ rights or similar rights granted by applicable law to the registered or beneficial holders of Holdings Stock.

14.2    Sale of Holdings Stock. Subject to the rights of Members in a tender offer as described in Section 14.3, the Investment Committee may direct the Trustee to sell shares of Holdings Stock to any person, including the Company, provided that any sale to the Company or other “disqualified person” within the meaning of section 4975 of the Code or “party in interest” within the meaning of section 3(14) of ERISA is made at a price that is not less than adequate consideration as defined in section 3(18) of ERISA and no commission is charged with respect to the sale.

14.3    Tender Offer for Holdings Stock. In the event of a tender offer for shares of Holdings Stock subject to section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e 4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Company will advise the Trustee of the commencement date of the tender offer. The Administrative Committee shall cause each Member who has shares of Holdings Stock credited to his Account to be advised in writing of the terms of the tender offer as soon as practicable after its commencement and shall cause each Member to be furnished with a form by which he may instruct the Trustee confidentially to tender shares credited to his Account (whether or not vested). The Trustee shall tender those shares it has been properly instructed to tender, and shall not tender those shares that it has been properly instructed not to tender or for which no instructions are properly received. The Trustee shall tender those shares of Holdings Stock that represent forfeited Account values that have not been reallocated at the time of the tender offer in the same proportion as the shares of Holdings Stock credited to Members’ and Beneficiaries’ Accounts were tendered. The Administrative Committee’s (or its delegate’s) advice to Members will include notice that allocated shares for which no instructions are received shall not be tendered and such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Administrative Committee or its delegate may also provide Members with such other material concerning the tender offer as the Committee or its delegate in its discretion determines to be appropriate. A Member’s instructions to the Trustee to tender shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Member’s interest in the Plan. Funds received in exchange for tendered stock will be credited to the Account of the Member or Beneficiary whose stock was tendered and shall, unless otherwise directed by the Member or Beneficiary, be invested as provided in the Trust Agreement.

ARTICLE XV -    TOP-HEAVY PLAN REQUIREMENTS

15.1    Definitions. For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:
(1)    Aggregation Group: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.
(2)    Compensation: “Compensation” as defined in Section 4.11(3).
(3)    Defined Benefit Plan: A qualified plan as defined in section 414(j) of the Code.
(4)    Defined Contribution Plan: A qualified plan as defined in section 414(i) of the Code.
(5)    Determination Date: For any Plan Year, the last day of the immediately preceding Plan Year, except that in the case of the first Plan Year of the Plan, the Determination Date shall be the last day of such first Plan Year.
(6)    Former Key Employee: A Non‑Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.
(7)    Key Employee: An Employee or former Employee who is or was a Member and who, at any time during the current Plan Year, is (a) an officer of an Employer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent of the Employees) having an annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan years beginning after December 31, 2002), (b) a 5-percent owner (as such term is defined in section 416(i)(1)(B)(i) of the Code) of the Employer, or (c) a 1-percent owner (as such term is defined in section 416(i)(1)(B)(ii) of the Code) of an Employer having an annual Compensation of more than $150,000. The term “Key Employee” shall also include such Employee’s Beneficiary in the event of his death. For purposes of this Subsection, “Compensation” has the meaning given such term by section 415(c)(3) of the Code.
(8)    Non-Key Employee: An Employee or former Employee who is or was a Member and who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.
(9)    Permissive Aggregation Group: The group of qualified plans of an Employer consisting of:

(a)    the plans in the Required Aggregation Group; plus
(b)    one (1) or more plans designated from time to time by the Administrative Committee that are not part of the Required Aggregation Group but that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.
(10)    Required Aggregation Group: The group of qualified plans of an Employer consisting of:
(a)    each plan in which a Key Employee participates; plus
(b)    each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code.
(11)    Top-Heavy Account Balance: A Member’s (including a Member who has received a total distribution from this Plan) or a Beneficiary’s aggregate balance standing to his account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in section 412(c)(10) of the Code), provided, however, that such balance shall include the aggregate distributions made to such Member or Beneficiary during the 1-year period ending on the Determination Date (including distributions under a terminated plan that, if it had not been terminated, would have been included in a Required Aggregation Group) unless such aggregate distributions were made for a reason other than severance from employment, death or disability in which case this Section 15.1(11) shall be applied by substituting a 5-year period for the 1-year period, and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date, his Account (and/or the Account of his Beneficiary) shall not be taken into account.
(12)    Top-Heavy Group: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans.
(13)    Top-Heavy Plan: See Section 15.2.

15.2    Determination of Top-Heavy Status.
(1)    Except as provided by Subsections (2) and (3) of this Section, the Plan shall be a Top‑Heavy Plan if, as of a Determination Date:
(a)    the aggregate of Top‑Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top‑Heavy Account Balances, excluding for this purpose the aggregate Top‑Heavy Account Balances of Former Key Employees; or
(b)    if the Plan is included in a Required Aggregation Group that is a Top‑Heavy Group.
(2)    If the Plan is included in a Required Aggregation Group that is not a Top‑Heavy Group, the Plan shall not be a Top‑Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top‑Heavy Plan under paragraph (a) of Subsection (1) of this Section.
(3)    If the Plan is included in a Permissive Aggregation Group that is not a Top‑Heavy Group, the Plan shall not be a Top‑Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top‑Heavy Plan under Subsection (1) of this Section.

15.3    Top-Heavy Plan Requirements. Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top‑Heavy Plan for any Plan Year, the Plan shall then satisfy the following requirements for such Plan Year:
(a)    The minimum vesting requirements as set forth in Section 15.4.
(b)    The minimum contribution requirement as set forth in Section 15.5.

15.4    Minimum Vesting Requirement. If the Plan is a Top‑Heavy Plan for any Plan Year, each Employee who has completed at least three Years of Vesting Service and who has an Hour of Service after the Plan becomes a Top‑Heavy Plan shall have a nonforfeitable right to 100 percent of his Matching Employer Contributions Sub‑Account. The vesting schedule described in the immediately preceding sentence shall cease to be applicable when the Plan ceases to be a Top‑Heavy Plan, provided that an Employee’s Matching Employer Contributions that become nonforfeitable pursuant thereto before the Plan ceases to be a Top‑Heavy Plan shall remain nonforfeitable and the change in the vesting schedule resulting from the inapplicability of the vesting schedule described in the immediately preceding sentence shall be subject to the provisions of Section 13.4.

15.5    Minimum Contribution Requirement. If the Plan is a Top‑Heavy Plan for any Plan Year:
(a)    Each Non‑Key Employee who is eligible to share in any Employer Contribution for such Plan Year (or who would have been eligible to share in any such Employer Contribution if a Before‑Tax Contribution had been made for him during such Plan Year) shall be entitled to receive an allocation of such Employer Contribution, which is at least equal to three percent (3%) of his Compensation for such Plan Year.
(b)    The three percent (3%) minimum contribution requirement under paragraph (a) above for a Non‑Key Employee shall be increased to four percent (4%) if the Employer maintains a Defined Benefit Plan that does not cover such Non‑Key Employee.
(c)    The percentage minimum contribution requirement set forth in paragraphs (a) and (b) above with respect to a Plan Year shall not exceed the percentage at which Employer Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year.
(d)    The percentage minimum contribution requirement set forth in paragraphs (b) and (c) above may also be reduced or eliminated in accordance with Section 15.6(2).
(e)    For the purpose of paragraph (a) above, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of section 401(a)(4) or section 410 of the Code.
(f)    For the purpose of this Section, the term “Employer Contributions” shall include Before-Tax Contributions and Matching Employer Contributions made for an Employee; provided, however, that Matching Employer Contributions taken into account in satisfying the percentage minimum contribution requirement set forth in paragraphs (a) and (b) above shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

15.6    Coordination With Other Plans.
(1)    In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.
(2)    In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Controlled Group provides contributions or benefits on behalf of Members in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 15.3; and the minimum contribution required for a Non‑Key Employee in this Plan under Section 15.5 will be reduced or eliminated, in accordance with the requirements of section 416 of the Code and the Regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect of such other plan(s).
(3)    Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in section 416 of the Code and the Regulations thereunder, shall be applied to the other plan(s) required to be taken into account under this Article in determining whether this Plan and such other plan(s) meet the requirements of such section 416 of the Code and the Regulations thereunder.

EXECUTED at ________________, Ohio, this ____ day of ______________, 2016.

THE LINCOLN ELECTRIC COMPANY

By
Title:

EXHIBIT A

Participating Employers
as of January 1, 2017

The Lincoln Electric Company
J.W. Harris Co., Inc., solely with respect to its Employees who are “Covered Employees”
as defined in the Plan
Lincoln Global, Inc.
Welding, Cutting, Tools & Accessories, LLC
Smart Force, LLC
Lincoln Electric Cutting Systems, Inc.
Kaliburn, Inc.
Easom Automation Systems, Inc.
Weartech International, Inc.
Vizient Manufacturing Solutions, Inc.